                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                  Gartner Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 [GARTNER LOGO]


                                                                January 25, 2002

Dear Stockholder:

On behalf of the Board of Directors and Management of Gartner, Inc., I invite you to attend our Annual Meeting of Stockholders. The meeting will be held on Wednesday, March 6, 2002, at 10 a.m. local time, at our corporate headquarters at 56 Top Gallant Road, Stamford, Connecticut.

At the Annual Meeting, you will be asked to elect certain directors, approve a proposal to combine our two classes of Common Stock into a single class of Common Stock, approve a proposal to adopt the 2002 Employee Stock Purchase Plan and ratify the reappointment of our independent auditors. Each of these items is fully described in the attached Proxy Statement. There also will be an opportunity for you to ask questions about our business.

It is important that your stock is represented, regardless of the number of shares you hold. After reading the enclosed Proxy Statement, please vote your proxy in accordance with the instructions provided. Your Board of Directors recommends that you vote "FOR" each of the proposals.

If you have any questions concerning the meeting, please contact our Investor Relations Department at (203) 316-6537.


Sincerely,



MICHAEL D. FLEISHER
Chairman of the Board,
Chief Executive Officer and President

                                 [GARTNER LOGO]



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:                   Wednesday, March 6, 2002

TIME:                   10:00 a.m. local time

LOCATION:               56 Top Gallant Road
                        Stamford, Connecticut

MATTERS TO BE VOTED ON:

                        Election of 4 Directors
                        Approval of a combination of our Class A and Class B Common Stock into one class of Common Stock on a for basis
                        Approval of 2002 Employee Stock Purchase Plan Ratification of the reappointment of our auditors
                        Any other business properly brought before the meeting

                        These items are more particularly described in the Proxy Statement.

RECORD DATE:            January 14, 2002 - You are eligible to vote if you were
                        a stockholder of record on this date.

VOTING METHODS:         By Telephone
                        By Internet
                        By Proxy Card
                        In Person

IMPORTANCE OF VOTE:     Whether or not you plan to attend, please submit a proxy
                        as soon as possible to insure that your shares are represented.


By Order of the Board of Directors,




Lewis G. Schwartz
Corporate Secretary




Stamford, Connecticut
January 25, 2002

                                TABLE OF CONTENTS
                (INSERT WHEN TEXT OF PROXY STATEMENT IS COMPLETE)



SUMMARY

GENERAL

PROPOSAL 1 - ELECTION OF DIRECTORS

PROPOSAL 2 - COMBINATION OF CLASS A AND CLASS B COMMON STOCK

PROPOSAL 3 - APPROVAL OF 2002 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL 4 - RATIFICATION OF REAPPOINTMENT OF AUDITORS

OTHER

                                  GARTNER, INC.
                               56 TOP GALLANT ROAD
                               STAMFORD, CT 06902

                     --------------------------------------

                                 PROXY STATEMENT

                     --------------------------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 6, 2002

                                     SUMMARY

   The summary information provided below in "question and answer" format is for your convenience. This summary of some of the information in this Proxy Statement may not contain all the information that may be important to you. To better understand the items being voted on, you should read carefully this entire document, including the attachments.

WHEN AND WHERE IS THE ANNUAL MEETING?

   The annual meeting will take place on Wednesday, March 6, 2002, at 10:00 a.m. local time, at our corporate headquarters, 56 Top Gallant Road, Stamford, Connecticut.

WHAT MATTERS WILL BE VOTED UPON AT THE ANNUAL MEETING?

- The holders of our Class A Common Stock will vote on the re-election of William O. Grabe as a director to hold office for a term of three years.

- The holders of our Class B Common Stock will vote on the re-election of Michael D. Fleisher, Max D. Hopper and Kenneth Roman as directors to hold office for a term of three years.

- The holders of our Class A and Class B Common Stock will vote upon a proposal to combine our two classes of Common Stock into a single class of Common Stock. The combination will be effected by merging Gartner with a wholly owned subsidiary with Gartner surviving, and converting our Class B Common Stock into Class A Common Stock on a for basis.

- As a result of the merger, our Certificate of Incorporation will be amended to (1) eliminate all references to, and the authorization of, the Class B Common Stock, (2) increase our authorized shares of Class A Common Stock from 166,000,000 to 250,000,000 to account for the elimination of the authorized Class B Common Stock, and (3) convert our authorized Series B Junior Participating Preferred to authorized Series A Junior Preferred to account for the combination under our existing rights agreement.

The holders of our Class A and Class B Common Stock will vote upon a proposal to approve the 2002 Employee Stock Purchase Plan.

- The holders of our Class A and Class B Common Stock will vote upon a proposal to ratify the reappointment of KPMG LLP as our independent auditors for the fiscal year ending September 30, 2002.

- The holders of our Class A and Class B Common Stock will transact any other business that is brought properly before the Annual Meeting.

Who Is Entitled To Vote?

   Stockholders of record at the close of business on January 14, 2002, which is the "record date," are entitled to notice of, and to vote at, the Annual Meeting.

WHAT STOCKHOLDER VOTE IS REQUIRED TO APPROVE THE COMBINATION OF OUR COMMON
STOCK?

   The combination of our Common Stock is subject to the approval of both:

- a majority of the outstanding shares of our Class A and Class B Common Stock, voting together as a single class; and

- a majority of the outstanding shares of our Class B Common Stock, voting as a separate class.

Holders of our Class A and Class B Common Stock are entitled to one vote per share.

WHAT STOCKHOLDER VOTE IS REQUIRED TO APPROVE THE 2002 EMPLOYEE STOCK PURCHASE PLAN?

   The 2002 Employee Stock Purchase Plan is subject to the approval of a majority of the shares of our Class A and Class B Common Stock represented in person or by proxy at the Annual Meeting, voting together as a single class.

IF YOUR BROKER HOLDS YOUR SHARES IN "STREET NAME," HOW WILL YOUR BROKER VOTE?

- Your broker MAY vote your shares without instructions from you on the proposals to elect directors and ratify the reappointment of our auditors for fiscal year 2002. If your broker does not vote your shares, this will have NO EFFECT on these proposals.

- Your broker WILL NOT vote your shares on the proposals to combine the classes of Common Stock and adopt the Employee Stock Purchase Plan unless you provide written instructions on how to vote. If your broker does not vote your shares, this will act as a VOTE AGAINST the proposal to combine the classes of stock and will have NO EFFECT on the proposal to adopt the stock purchase plan.

   You should follow the directions provided by your broker to instruct your broker how to vote your shares. See "How You Can Vote" on Page __.

CAN YOU REVOKE OR CHANGE YOUR VOTE AFTER YOU SUBMIT A PROXY?

   Yes. To revoke or change your vote you can:

- Give written notice of revocation to: Corporate Secretary, Gartner, Inc., P.O. Box 10212, 56 Top Gallant Road, Stamford, CT 06902 prior to the Annual Meeting;

-  Submit another timely proxy by telephone, the Internet or mail; or

- Attend the Annual Meeting and vote in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor, from the holder of record, to be able to vote at the meeting. Attendance at the Annual Meeting will not, by itself, revoke your prior proxy.

WHAT IS THE PROPOSED COMBINATION AND WHAT EFFECT WILL IT HAVE ON OUR COMMON
STOCK?

   We currently have two classes of Common Stock, Class A and Class B, which are traded on the New York Stock Exchange ("NYSE").

- Our Class A Common Stock is traded under the symbol "IT." As of the record date, there were _________ shares of Class A Common Stock issued and outstanding.

- Our Class B Common Stock is traded under the symbol "IT/B." As of the record date, there were __________ shares of Class B Common Stock issued and outstanding.

- On January 24, 2002, the last trading day prior to the date of this Proxy Statement, the closing price of our Class A Common Stock was $_______ per share and the closing price of our Class B Common Stock was $_________ per share. On October 29, 2001, the last trading day prior to our public disclosure that we were considering the combination of our two classes of Common Stock, the closing price of our Class A Common Stock was $__________ per share and the closing price of our Class B was $_________ per share.

- Our Class A and Class B Common Stock have the same rights, powers and preferences, except that our Class A Common Stock is entitled to elect 20% of our Board and our Class B Common Stock is entitled to elect 80% of our Board.

   The combination will have the following effects:

- Gartner will be merged with a wholly-owned subsidiary. In the merger our Class B Common Stock will be converted into Class A Common Stock on a for basis and our Class B Common Stock will be eliminated.

- Our Class B Common Stock will cease to be listed on the NYSE and there will be no public market for our Class B Common Stock. We will terminate registration of our Class B Common Stock under the Securities Exchange Act of 1934, as amended.

- Our Class A Common Stock will continue to trade on the NYSE and will continue to be registered under the Exchange Act.

- The relative ownership interest of each holder of our Common Stock will be the same immediately after the merger; however, immediately after the merger the voting power of the former holders of Class B Common Stock for the election and removal of directors will decrease from 80% to approximately __%.

- The combination will not affect the total number of authorized shares of our Common Stock or Preferred Stock, which will remain at 250,000,000 and 5,000,000, respectively.

- We will amend our Certificate of Incorporation to (1) eliminate all provisions relating to our Class B Common Stock, (2) increase our authorized shares of Class A Common Stock by 84,000,000, which is the amount of authorized Class B Common Stock, (3) eliminate all provisions relating to our Series B Junior Participating Preferred Stock, and (4) increase our authorized shares of Series A Junior Participating Preferred Stock by 84,000, which is the amount of authorized Series B Junior Participating Preferred Stock, to account for the combination under our existing rights agreement. The form of the amended Certificate of Incorporation is Exhibit A to the Merger Agreement, which is attached to this Proxy Statement as Appendix A.

WHAT IS THE REASON FOR THE COMBINATION?

   Our Board believes that two publicly-traded classes of common stock divides our market, confuses investors and analysts, and reduces liquidity. Our Board believes that a simplified capital structure will focus interest in one market, which we believe will result in increased trading volume and liquidity. However, we cannot guarantee that the benefits of a simplified capital structure will occur as we expect, or at all. See "Proposal Two - Combination of our Class A and Class B Common Stock into a Single Class of Common Stock - Reasons for the Proposal" on page __.

WHAT IS OUR BOARD OF DIRECTORS' RECOMMENDATION REGARDING THE COMBINATION?

   Our Board unanimously approved the combination of shares and recommends that you vote for it. Our Board believes that the combination is fair to, and in the best interests of, Gartner and the holders of both classes of our Common Stock. See "Proposal Two - Combination of our Class A and Class B Common Stock into a Single Class of Common Stock - Recommendation of our Board" on page __.

WHAT WILL YOU RECEIVE AS A RESULT OF THE COMBINATION?

   CLASS A COMMON STOCKHOLDERS. The holders of our Class A Common Stock immediately before the combination will continue to hold their shares of Class A Common Stock with the same terms that existed prior to the combination.

   CLASS B COMMON STOCKHOLDERS. The holders of our Class B Common Stock will receive ___ shares of Class A Common Stock for each share of Class B Common Stock, having the same rights and preferences and identical in all other respects as the Class A Common Stock currently outstanding.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE COMBINATION?

   Our dual-class capital structure is the result of a series of transactions that occurred in July 1999 to effect our separation from IMS Health Incorporated (the "Spin-Off"). The Spin-Off resulted in a tax-free distribution by IMS Health to its stockholders of its approximately 46% interest in our Common Stock. In connection with the Spin-Off, the Internal Revenue Service issued a private letter ruling to IMS Health ruling that the Spin-Off would not be taxable to IMS Health or its stockholders. We also indemnified IMS Health and its stockholders from any adverse tax consequences arising as a result of the Spin-Off. To protect against the possibility, which we believe to be remote, that the Internal Revenue Service might revoke its prior ruling as a result of the combination of our Common Stock, we sought a private letter ruling that the proposed combination of our Common Stock would not adversely affect the prior ruling. The Internal Revenue Service declined to comment in any way on the proposed combination and did not provide the prior ruling we requested.

   We received an opinion from Hughes & Luce, L.L.P., our special counsel, that for U.S. federal income purposes (1) our stockholders and we will not recognize taxable gain or loss upon the conversion of the shares of Class B Common Stock into shares of Class A Common Stock, (2) each stockholder's aggregate tax basis in the newly issued shares of Class A Common Stock will be the same as the aggregate tax basis in the shares of Class B Common Stock exchanged, and (3) the holding period of the newly issued shares of Class A Common Stock will include the holding period of the shares of Class B Common Stock exchanged. Hughes & Luce, L.L.P.'s opinion is also that the combination will not adversely affect the prior ruling, taking into account the facts and representations upon which that letter ruling was based, and the fact that the IRS has declined to rule on the tax consequences of the combination. This opinion represents our counsel's best legal judgment on information currently available and is subject to certain facts, representations and assumptions. Legal opinions are not binding on the Internal Revenue Service or the courts, and we cannot assure you that the Internal Revenue Service or the courts will not take contrary positions.

   After consulting with management and advisers, our Board believes that the chance of any adverse tax consequences from proceeding with the combination without a letter ruling from the Internal Revenue Service is remote and that submitting the proposal to our stockholders at the Annual Meeting is in our best interests and the best interests or our stockholders. You should consult your tax advisor for a full understanding of the tax consequences of the merger. See "Proposal Two - Combination of our Class A and Class B Common Stock Into a Single Class of Common Stock - Certain Effects of the Combination" on page __, and the opinion which is attached to this Proxy Statement as Appendix .

MUST WE COMPLY WITH ANY REGULATORY REQUIREMENTS TO EFFECT THE COMBINATION?

   We will be required to file a certificate of merger with the Delaware Secretary of State since the combination will be effected through merging Gartner with a wholly owned subsidiary, with Gartner being the surviving corporation. We will also make various filings with the SEC, including deregistering our Class B Common Stock. The merger is conditioned upon the NYSE approving our additional listing application

WHAT WILL HAPPEN TO OUR STOCK OPTIONS AND RIGHTS AGREEMENT?

   Outstanding options to purchase our Class A Common Stock will not be affected. There are no outstanding options to purchase our Class B Common Stock.

   The terms and conditions of our rights agreement will remain unchanged after the merger, except for technical amendments to the agreement to delete provisions pertaining to the Class B Common Stock and the related Series B Junior Participating Preferred Stock. See "Proposal Two - Combination of our Class A and Class B Common Stock into a Single Class of Common Stock - Certain Effects of the Combination" on page __.

DO YOU HAVE APPRAISAL RIGHTS?

   Under the General Corporation Law of Delaware, our state of incorporation, the holders of our Class A Common Stock and the holders of our Class B Common Stock do not have appraisal rights as a result of the combination.

WHEN DO WE EXPECT THE COMBINATION TO BE COMPLETED?

   If our stockholders approve the combination at the Annual Meeting, we currently expect the transaction to be completed on or shortly after the date of the Annual Meeting.

HOW CAN YOU LEARN MORE ABOUT THE COMBINATION?

   The actual terms of the combination are contained in the Merger Agreement. The Merger Agreement is attached as Appendix A to this Proxy Statement. The proposed amended Certificate of Incorporation is Exhibit A to the Merger Agreement.

WHAT WILL HAPPEN TO YOUR CLASS B COMMON STOCK HELD IN "STREET-NAME" BY YOUR BROKER?

   If the combination is approved, shares of Class B Common Stock held in street name by your broker will be converted automatically into shares of Class A Common Stock without any action by you. This change will be reflected on your brokerage account statements.

SHOULD YOU SEND IN YOUR CLASS B STOCK CERTIFICATES NOW?

   No. If the combination is completed, you will receive written instructions on how to exchange your Class B Common Stock for ____________ shares of Class A Common Stock. Holders of Class A Common Stock will not need to exchange their stock certificates. See "Proposal Two - Combination of Our Class A and Class B Common Stock into a Single Class of Common Stock - Exchange of Stock Certificates" on page __.

WHAT IS THE 2002 EMPLOYEE STOCK PURCHASE PLAN?

   The 2002 Employee Stock Purchase Plan is a vehicle to provide all of our employees with an opportunity to purchase our Class A Common Stock through payroll deductions at a price that is 85% of the lower of the fair market value of our Class A Common Stock on (i) the first day of the offering period or (ii) the last day of the offering period. Generally, the fair market value of our Class A Common Stock on a given date is the closing price of our Class A Common Stock as reported by the NYSE. Each offering period is six months. It is substantially the same as our existing Employee Stock Purchase Plan, which expires shortly by its terms.

HOW MANY SHARES WILL BE SUBJECT TO THE PLAN?

   4,000,000 shares of our Class A Common Stock will be offered under the Plan.

HOW DO EMPLOYEES PARTICIPATE IN THE PLAN?

   To participate in the Plan, employees must complete appropriate paperwork signing up for the Plan and authorizing payroll deductions between 1% and 10% of their regular salary, overtime, incentive compensation, bonuses and commissions.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN?

   Participants have no liability for federal income tax, and we do not withhold any taxes, at the time of enrollment in the Plan or the purchase of shares. Generally, when the participant transfers the shares (including on death), the participant will be subject to tax, and the amount and nature of the tax will depend upon how long the participant has owned the shares and the fair market value at the time of transfer.

WHAT IS OUR BOARD OF DIRECTORS' RECOMMENDATION REGARDING THE PLAN?

   Our Board adopted unanimously the Plan and recommends that you vote to approve it. "Proposal Three - Approval of the 2002 Employee Stock Purchase Plan - Recommendation of our Board" on page __.

WHO CAN HELP ANSWER YOUR QUESTIONS?

   If you have any questions concerning the combination of our Common Stock, any other proposal or the Annual Meeting, please call our Investor Relations Department at (203) 316-6537.

   YOU SHOULD READ CAREFULLY THIS PROXY STATEMENT (INCLUDING THE ATTACHMENTS)
                                IN ITS ENTIRETY.

                           FORWARD-LOOKING STATEMENTS

   This Proxy Statement contains forward-looking statements.. Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. Sometimes, forward-looking statements can be identified by the use of words such as "may," "will," "expects," "should," "believes," "plans," "anticipates," "estimates," "predicts," "potential," "continue," or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Proposal Two-Combination of Our Class A and Class B Common Stock into a Single Class of Common Stock".

   You should not place undue reliance on any forward-looking statements made by, or on behalf of, us in this Proxy Statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur. You should also carefully review any risk factors described in our Reports filed with the SEC.

                               THE ANNUAL MEETING

   Our Board of Directors is soliciting proxies to be used at our Annual Meeting of Stockholders to be held on March 6, 2002. This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy is being mailed to our stockholders on or about January 28, 2002.


                               PURPOSE OF MEETING

   The proposals to be acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting. Each proposal is described in more detail in this Proxy Statement, under the headings "PROPOSAL ONE," "PROPOSAL TWO," "PROPOSAL THREE" and "PROPOSAL FOUR" on pages ________.


            INFORMATION CONCERNING VOTING AND SOLICITATION OF PROXIES

WHO CAN VOTE?

Only stockholders of record at the close of business on January 14, 2002 may vote at the Annual Meeting. As of January 14, 2002, there were ______________ shares of our Class A Common Stock and ________________ shares of our Class B Common Stock outstanding.

HOW YOU CAN VOTE

   You may vote using one of the following methods:

      - VOTING BY TELEPHONE. You may vote by telephone by calling the toll-free telephone number on your proxy card. If you vote by telephone, you should not return your proxy card.

      - VOTING BY INTERNET. You may vote by the Internet by going to the website for Internet voting on your proxy card. If you vote by the Internet, you should not return your proxy card.

      - VOTING BY MAIL. You may vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided.

   If a broker holds your shares in "street name," the broker is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker may vote your shares with respect to the election of directors and the ratification of the reappointment of our auditors, but not on the other matters.

   All shares that have been properly voted, and have not been revoked, will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by our Board.

   If any other matters are properly brought before the Annual Meeting, the persons named as proxies in the enclosed proxy card will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we did not know of any other matter to be raised at the Annual Meeting.

HOW YOU MAY REVOKE YOUR PROXY OR CHANGE YOUR VOTE

   You can revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by either:

      - Giving written notice of revocation to: Corporate Secretary, Gartner, Inc., P.O. Box 10212, 56 Top Gallant Road, Stamford, CT 06902 prior to the annual meeting;

      -  Submitting another timely proxy by telephone, the Internet or mail; or

      - Attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor, from the holder of record, to be able to vote at the meeting. In any event, attendance at the Annual Meeting will not, by itself, revoke your prior proxy.

HOW MANY VOTES DO YOU HAVE?

   You have one vote for each share of Common Stock that you owned on the record date.

QUORUM

   ELECTION OF COMMON A DIRECTOR BY COMMON A STOCKHOLDERS. A quorum to elect the Common A director is constituted by the presence, in person or by proxy, of holders of our Class A Common Stock representing a majority of the aggregate number of shares of Class A Common Stock entitled to vote.

   ELECTION OF COMMON B DIRECTORS BY COMMON B STOCKHOLDERS. A quorum to elect the Common B directors is constituted by the presence, in person or by proxy, of holders of our Class B Common Stock representing a majority of the aggregate number of shares of Class B Common Stock entitled to vote.

   APPROVAL OF COMBINATION OF CLASS A AND CLASS B COMMON STOCK. A quorum to combine the classes of Common Stock is constituted by the presence, in person or by proxy, of both (i) holders of our Class A and Class B Common Stock representing a majority of the aggregate number of shares of Class A and Class B Common Stock entitled to vote, and (ii) holders of our Class B Common Stock representing a majority of the aggregate number of shares of Class B Common Stock entitled to vote. Abstentions and broker non-votes will be considered present to determine the presence of a quorum.

   APPROVAL OF 2002 EMPLOYEE STOCK PURCHASE PLAN, REAPPOINTMENT OF AUDITORS AND ALL OTHER MATTERS. A quorum for all other purposes is constituted by the presence, in person or by proxy, of holders of our Class A and Class B Common Stock representing a majority of the aggregate number of shares of Class A and Class B Common Stock entitled to vote. Abstentions and broker non-votes will be considered present to determine the presence of a quorum.

VOTES REQUIRED

   ELECTION OF COMMON A DIRECTOR BY CLASS A COMMON STOCKHOLDERS. The election of the Common A director will require the affirmative vote of a plurality of the shares of our Class A Common Stock voting. Abstentions and broker-non-votes will have no effect on the election of the Common A director.

   ELECTION OF COMMON B DIRECTORS BY CLASS B COMMON STOCKHOLDERS. The election of the Common B directors will require the affirmative vote of a plurality of the shares of our Class B Common Stock voting. Any holder of our Class B Common Stock who owns more than 15% of the outstanding Class B Common Stock cannot vote all of his or her Class B Common Stock in the election of Common B directors unless such holder owns an equivalent percentage of our Class A Common Stock. For example, if a holder of our Class B Common Stock owns shares representing 17% of our Class B Common Stock and shares representing 5% of our Class A Common Stock, the stockholder may vote shares representing only 5% of our Class B Common Stock. We are not aware of any Class B Common Stockholder who owns more than 15% of the outstanding shares of our Class B Common Stock. Abstentions and broker non-votes will have no effect on the election of the Common B directors.

   APPROVAL OF COMBINATION OF OUR CLASS A AND CLASS B COMMON STOCK. Approval of the combination will require (i) the affirmative vote of a majority of our outstanding shares of Class A and Class B Common Stock, voting as a single class, and (ii) the affirmative vote of a majority of our outstanding shares of Class B Common Stock, voting as a separate class. Abstentions and broker non-votes will have the effect of a vote against the combination.

   APPROVAL OF 2002 EMPLOYEE STOCK PURCHASE PLAN, RATIFICATION OF AUDITORS AND ALL OTHER MATTERS. Approval of each of these matters will require the affirmative vote of a majority of our shares of Class A and Class B Common Stock, present in person or represented by proxy, at the Annual Meeting. Abstentions will have the effect of a vote against these matters. Broker non-votes will have no effect on the votes on these matters.

SOLICITATION OF PROXIES

   We will pay the cost for the solicitation of proxies for the Annual Meeting, including the cost of the mailing. We will request that brokerage houses and other custodians mail proxy materials to their customers. We will reimburse brokerage houses and other custodians for reasonable out-of-pocket expenses incurred in the mailing.

   We have retained Mellon Investor Services, at an estimated cost of $12,500, plus out-of-pocket expenses, to assist us in the solicitation of proxies.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

   If you want to make a proposal for consideration at next year's annual meeting and have it included in next year's proxy materials, we must receive your proposal by August 28, 2002 and must comply with the rules of the Securities and Exchange Commission. If you want to nominate a director or make a proposal for consideration at next year's annual meeting without having the nomination or proposal included in the proxy materials, we must receive your nomination or proposal at least 90 days prior to the 2003 Annual Meeting. However, if we give less than 100 days' notice of the 2003 Annual Meeting, we must receive your nomination or proposal at least ten days after we give the notice. If we do not receive your proposal by the appropriate deadline, then any such nomination or proposal may not be brought before the 2003 Annual Meeting. Nominations and proposals should be addressed to the Corporate Secretary, Gartner, Inc., P.O. Box 10212, 56 Top Gallant Road, Stamford, Connecticut 06902.

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

GENERAL INFORMATION ABOUT OUR BOARD OF DIRECTORS

   Each director is elected for a three-year term. Our Board's ten directors are divided into three classes: Class I, Class II and Class III. Each director is further designated as a Common A director or a Common B director. Holders of our Class A Common Stock elect two directors and holders of our Class B Common Stock elect eight directors. One class of directors is elected at each annual meeting.

   Four Class III directors will be elected at the Annual Meeting. One of the Class III directors is designated a Common A director and will be elected by our Class A Common Stockholders and three of the Class III directors are designated Common B directors and will be elected by our Class B Common Stockholders. At the 2003 Annual Meeting, three Class I directors, all of whom are designated Common B directors, will be elected. At the 2004 Annual Meeting, three Class II directors, one of whom is designated a Common A director and two of whom are designated Common B directors, will be elected.

   If the combination of our Class A and Class B Common Stock is approved (See Proposal Two-Combination of our Class A and Class B Common Stock into a Single Class of Common Stock), in the future, the directors will not be designated as Common A and Common B directors and all directors will be elected by the holders of our Class A Common Stock.

   In July 2001, Roger McNamee, a Class I director whose term would have expired at the 2003 Annual Meeting, retired from our Board. Our Board appointed David J. Roux to fill the vacancy. Mr. Roux's term expires at the 2003 Annual Meeting.

   On September 30, 2001, Manuel Fernandez, a Class II director whose term would have expired at the 2004 Annual Meeting, retired from our Board. Our Board appointed Maynard G. Webb, Jr. to fill the vacancy. Mr. Webb's term expires at the 2004 Annual Meeting.

NOMINEES; RECOMMENDATION OF OUR BOARD

   The four nominees listed below are currently directors and have indicated their willingness to serve another term. However, if any nominee is unable or declines unexpectedly to stand for re-election as a director at the Annual Meeting, proxies will be voted for a nominee designated by the present Board to fill the vacancy. Each person elected as a director will continue to be a director until the 2005 Annual Meeting or until a successor has been elected.

   OUR BOARD RECOMMENDS THAT OUR CLASS A COMMON STOCKHOLDERS VOTE "FOR" THE NOMINEE LISTED BELOW:

      -  William O. Grabe

   OUR BOARD RECOMMENDS THAT OUR CLASS B COMMON STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW:

      -  Michael D. Fleisher
      -  Max D. Hopper
      -  Kenneth Roman

   There is no family relationship among any of our directors or executive officers. Mr. Fleisher's employment agreement provides that we will include him on the slate of nominees to be elected to our Board during the term of his agreement. See "Executive Compensation - Employment Agreements with Named Executive Officers" on page _____. Mr. Hutchins and Mr. Roux serve as directors pursuant to an agreement entered into in connection with the issuance of our convertible notes in April 2000. See "Certain Relationships and Transactions - Relationship with Silver Lake Partners, L.P." on page __. There are no other arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected.

INFORMATION ABOUT NOMINEES FOR ELECTION AS CLASS III DIRECTORS:

COMMON A DIRECTOR:

WILLIAM O. GRABE, age 63, has been a director since April 1993. He has been with General Atlantic Partners, an investment firm, since April 1992, and a General Partner since January 1994. Prior to his affiliation with General Atlantic, Mr. Grabe retired from IBM Corporation as an IBM Vice President and Corporate Officer. Mr. Grabe is a director of Compuware Corporation, Digital China Holdings Limited, Exact Holding N.V., FirePond, Inc., and TDS Informationstechnologie AG. Mr. Grabe is also a member of the Boards of Trustees of the Cancer Research and Institute and the UCLA Foundation, is a Trustee of Outward Bound USA and is on the board of directors of several privately held software and services companies. Mr. Grabe holds a B.S. degree in engineering from New York University and a M.B.A. degree from the University of California at Los Angeles.

COMMON B DIRECTORS:

   MICHAEL D. FLEISHER, age 37, has been Chairman of our Board since October 1, 2001, a director and our Chief Executive Officer since October 1999, and our President since May 2001. Mr. Fleisher also served as our President from October 1999 to April 2000. From February 1999 to October 1999, he served as our Chief Financial Officer and Executive Vice President, Finance and Administration. Mr. Fleisher joined Gartner in April 1993 and has held several other management positions, including Executive Vice President and President, Emerging Business; Vice President, Business Development; and Director, Strategic Planning. Prior to joining Gartner, Mr. Fleisher worked at Bain Capital, Inc. where he was involved in the buyout of Gartner by management and Bain Capital from Saatchi & Saatchi in October 1990. Prior to Bain Capital, Mr. Fleisher was a consultant with Bain and Company. Mr. Fleisher is on the board of NYC 2012, Inc. Mr. Fleisher holds a B.S. degree in economics from the Wharton School of the University of Pennsylvania.

   MAX D. HOPPER, age 67, has been a director since January 1994. In 1995, he founded Max D. Hopper Associates, Inc., a consulting firm specializing in creating benefits from the strategic use of advanced information systems. He is the retired chairman of the SABRE Technology Group and served as Senior Vice President for American Airlines, both units of AMR Corporation. Mr. Hopper serves on the board of directors of ACCRUESoftware, Inc., Exodus Communications, Inc., Metrocall, Inc. and United Stationers, Inc. Mr. Hopper holds a bachelor's degree in mathematics from the University of Houston.

   KENNETH ROMAN, age 71, has been a director since July 1999. Mr. Roman has been an independent consultant since 1991. He is the former Chairman and Chief Executive Officer of The Ogilvy Group (and Ogilvy & Mather Worldwide), where he worked for 26 years, and a former Executive Vice President of American Express Company. Mr. Roman has served on several corporate boards and currently is Vice Chairman of The New York Botanical Garden and serves on the boards of Memorial Sloan-Kettering Cancer Center and the National Organization on Disability. He holds an A.B. degree from Dartmouth College.

   BELOW IS INFORMATION ABOUT THE MEMBERS OF OUR BOARD WHOSE TERMS OF OFFICE DO NOT EXPIRE AT THE ANNUAL MEETING:

CLASS I COMMON A DIRECTORS:

   There are currently no Common A directors in Class I.

CLASS I COMMON B DIRECTORS (TERM EXPIRES AT THE 2003 ANNUAL MEETING):

   GLENN H. HUTCHINS, age 46, has been a director since April 2000. Mr. Hutchins has been a managing member of Silver Lake Technology Management, L.L.C., a technology private equity firm, since February 1999. Prior to Silver Lake, from 1994 to 1999, Mr. Hutchins was a Senior Managing Director of The Blackstone Group, where he focused on private equity investing. Mr. Hutchins is a director of Datek Online Holdings, Island ECN and Seagate Technologies. He is also a director and vice chairman of the board of CARE, Inc. and a trustee of Lawrenceville School. Mr. Hutchins graduated from Harvard College, Harvard Business School and Harvard Law School.

   STEPHEN G. PAGLIUCA, age 46, has been a director since July 1990. He is a founding partner of Information Partners Capital Fund, L.P., a venture capital fund, and has served as its Managing Partner since 1989. He is also a Managing Director of Bain Capital, Inc., an investment firm with which Information Partners is associated. Prior to 1989, Mr. Pagliuca was a partner at Bain & Company, where he managed client relationships in the information services, software, credit services and health care industries. He is on the board of directors of Dade International, DexterUs Dynamic Details and FTO. Mr. Pagliuca, a Certified Public Accountant, holds a B.A. degree from Duke

University and a M.B.A. degree from Harvard Business School.

   DAVID J. ROUX, age 45, has been a director since July 2001. Mr. Roux is currently a managing member of Silver Lake Technology Management, L.L.C., which he co-founded in January 1999. From February 1998 to November 1998, he served as the Chief Executive Officer and President of Liberate Technologies. From September 1994 until December 1998, Mr. Roux held various management positions with Oracle, most recently as Executive Vice President of Corporate Development. Before joining Oracle, Mr. Roux served as Senior Vice President, Marketing and Business Development at Central Point Software from April 1992 to July 1994. From October 1987 to April 1992, Mr. Roux served in various capacities at Lotus, a software company, most recently as Senior Vice President of the Portable Computing Group. Before joining Lotus, Mr. Roux co-founded and served as the Chief Executive Officer of Datext, a CD-ROM publishing company, from June 1984 to October 1987. Mr. Roux currently serves as Chairman of the Board of Liberate Technologies and New SAC (Seagate Technologies); he also serves on the boards of Crystal Decisions, eConnections, SubmitOrder and Xoriant. Mr. Roux holds a _______ from ______.

CLASS II COMMON A DIRECTOR (TERM EXPIRES AT THE 2004 ANNUAL MEETING):

   MAYNARD G. WEBB, JR. age 46, has been a director at since October 1, 2001. Since August 1999 he has been president of eBay Technologies, the world's largest online marketplace. From July 1998 to August 1999, Mr. Webb was Senior Vice President and Chief Information Officer at Gateway, Inc. From February 1995 to July 1998, Mr. Webb was Vice President and Chief Information Officer at Bay Networks, Inc. From June 1991 to January 1995, Mr. Webb was Director, IT at Quantum Corporation. Mr. Webb holds a B.A.A. degree from Florida Atlantic University where he graduated magna cum laude.

CLASS II COMMON B DIRECTORS (TERM EXPIRES AT THE 2004 ANNUAL MEETING):

   ANNE SUTHERLAND FUCHS, age 54, has been a director since July 1999. Since July 2001, Ms. Fuchs has been the global chief executive at Phillips de Pury & Luxembourg, an auction house. Prior to joining Phillips, she was Senior Vice President and Group Publishing Director at Hearst Magazines with primary responsibility for the organization's Women's Group of Magazines. Prior to joining Hearst in 1994, Ms. Fuchs was a senior executive at Conde Nast Publications Ltd., where she served as Senior Vice President and director, International from March 1994 to September 1994 and as Publisher of Vogue Magazine from January 1991 to March 1994. Prior to joining Conde Nast, Ms. Fuchs held executive and publisher positions with a number of companies including The New York Times Company and Hachette Publications (including predecessors Diamondis Communications, Inc. and CBS Magazines). Ms. Fuchs is involved with numerous civic and charitable organizations. Ms. Fuchs holds a bachelor's degree from New York University and two honorary doctorate degrees.

   DENNIS G. SISCO, age 55, has been a director since October 1990. Since January 1998, he has been a partner in Behrman Capital, a private equity firm. From January 1997 through December 1997, he served as the President of Storm Ridge Capital, a venture capital firm. From December 1988 to February 1997, Dun & Bradstreet Corporation and Cognizant Corporation employed him in various capacities, most recently as Executive Vice President of Cognizant Corporation with responsibility for several operating units and business development. Mr. Sisco is a member of the Board of Trustees of Western Maryland College. Mr. Sisco also serves as a director of Mercator Software, Inc. and several private companies. Mr. Sisco holds a B.A. degree from Western Maryland College.

COMPENSATION OF DIRECTORS

      Directors who are also employees, and directors who are appointed at the request of another entity because of the relationship between us and that entity, receive no fees for their services as directors. All other directors receive compensation for their services which includes:

Annual Fee:             $40,000 per director, payable in four equal quarterly
                        installments, on the first day of each quarter. Up to 50% of the fee may be paid in cash and the balance is paid in our Class A Common Stock. All payments in stock are credited to an account based on the fair market of the stock on the last day of the preceding quarter and payment is deferred until the director ceases to be a director.

Committee Chair Fees:   $1,500 per chair of each committee of our Board; payable
                        in the same manner as the Annual Fee.

Attendance Fees:        None; however we reimburse directors for their expenses
                        to attend meetings.

Initial Option Grant:   15,000 shares of our Class A Common Stock under the 1993
                        Director's Stock Option Plan when such person becomes a director.

Annual Option Grant:    Annual grant of 7,000 shares of our Class A Common Stock
                        on March 1 of each year if the director has served for at least six months under the 1993 Director's Stock
                        Option Plan.

Option Vesting and      Option grants vest in 3 equal installments on the first
Term:                   three anniversaries of grant and remain exercisable
                        until 5 years from the date of grant; however, if the director ceases to be a director, the option expires in 90 days, unless the director is permanently disabled or dies while serving as a director, in which cases the option may be exercised for 6 months or one year, respectively, but in no event for more than 5 years after its grant.


BOARD MEETINGS HELD DURING FISCAL 2001

   Our Board held twelve meetings and acted by written consent one time during fiscal 2001. During fiscal 2001, each director, except for Ms. Fuchs, attended at least 75 percent of the board meetings held while such director served as a director. Ms. Fuchs attended 67 percent of the board meetings. During fiscal 2001, each director attended at least 75 percent of the committee meetings held while such director served on such committee.

COMMITTEES

   Our Board has three committees: our Audit Committee, our Compensation Committee and our Corporate Governance Committee. Our Board currently has no nominating committee or committee performing a similar function.

   Our Audit Committee, which currently consists of Messrs. Hutchins, Pagliuca and Sisco, held six meetings during fiscal 2001. See "Audit Committee Report" on page __ for more information.

   Our Compensation Committee, which currently consists of Ms. Fuchs and Messrs. Grabe, Roux and Webb, held four meetings and acted by written consent two times during fiscal 2001. See "Compensation Committee Report on Executive Compensation" on page _ for more information.

   Our Corporate Governance Committee, which currently consists of Messrs. Hopper, Hutchins and Roman, held four meetings during fiscal 2001. Our Corporate Governance Committee reviews issues regarding our governance, reviews and implements policies for our Board, recommends the assignment of directors to our Board's committees and reviews the performance of our Chief Executive Officer and our Board members.


                                  PROPOSAL TWO
   COMBINATION OF OUR CLASS A AND CLASS B COMMON STOCK INTO A SINGLE CLASS OF
                                  COMMON STOCK


BRIEF DESCRIPTION OF THE COMBINATION OF CLASS A AND CLASS B COMMON STOCK

   We currently have a dual-class capital structure since we have two classes of Common Stock. Our Board has determined that it is in our best interests and the best interests of our stockholders to combine our two classes of Common Stock into a single class of Common Stock with each share having one vote. This combination would be effected by converting our Class B Common Stock into our Class A Common Stock by merging Gartner with a wholly-owned subsidiary with Gartner being the surviving corporation.

The following is a brief discussion of the material provisions of the Merger Agreement. This discussion should be read in conjunction with, and is qualified in its entirety by reference to, the complete Merger Agreement, which is attached to this Proxy Statement as Appendix A, including the proposed amended Certificate of Incorporation.

CERTAIN EFFECTS OF THE COMBINATION

   If the combination of our Common Stock is approved, we would:

- Combine our two classes of Common Stock into a single class of Common Stock by converting our Class B Common Stock into shares of our Class A Common Stock on a for basis. The Class A Common Stock would continue to trade on the NYSE under the symbol "IT."

- Amend our Certificate of Incorporation to the form attached as Exhibit A to the Merger Agreement. The amendments to our Certificate of Incorporation would (1) eliminate all provisions relating to our Class B Common Stock, (2) increase our authorized shares of Class A Common Stock by 84,000,000, which is the amount of authorized Class B Common Stock, (3) eliminate all provisions relating to our Series B Junior Participating Preferred Stock, and
   (4) increase our authorized shares of Series A Junior Participating Preferred Stock by 84,000, which is the amount of authorized Series B Junior Participating Preferred Stock, to account for the combination under our existing rights agreement.

VOTE REQUIRED

   The combination is subject to the approval of both (1) a majority of the outstanding shares of our Class A and Class B Common Stock voting together as a single class and (2) a majority of the outstanding shares of our Class B Common Stock, voting as a separate class.

EFFECTIVENESS OF THE COMBINATION

   If our stockholders approve the combination, our Board currently intends to file a certificate of merger with the Delaware Secretary of State as soon as practicable following approval. The merger will be effective immediately upon acceptance of the filing by the Delaware Secretary of State. Our Board reserves the right to abandon the combination and not file the certificate of merger even if our stockholders approve the combination. Although our Board does not currently anticipate exercising its right to abandon the combination, and does not contemplate any specific events that would trigger the abandonment of the combination, the Board will defer or abandon the merger if, in its business judgment, adverse market conditions, general economic conditions or other developments affecting us or our securities are such as to make combination of the two classes of Common Stock no longer in our best interests or the best interests of our stockholders.

AUTOMATIC CONVERSION

   Upon the Delaware Secretary of State's acceptance of the filed certificate of merger, the merger and the combination will become effective, and each issued share of Class B Common Stock will be converted automatically into ___ shares of Class A Common Stock. Dissenters' rights of appraisal will not be available to any stockholder with respect to the combination.

EXCHANGE OF STOCK CERTIFICATES

   As soon as practicable after the merger is effective, our stock transfer agent, Mellon Investor Services, will send a letter of transmittal for use in exchanging old stock certificates for new stock certificates to each record holder of our Class B Common Stock on the effective date of the merger. New certificates representing Class A Common Stock will be issued to record holders of Class B Common Stock who deliver properly executed transmittal letters accompanied by certificates formerly representing shares of Class B Common Stock.

   HOLDERS OF CLASS B COMMON STOCK SHOULD SURRENDER CLASS B COMMON STOCK CERTIFICATES ONLY AFTER THEY HAVE RECEIVED A TRANSMITTAL LETTER, AND THEN ONLY IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN THE TRANSMITTAL LETTER. Although the Class B Common Stock certificates will no longer specify the correct designation of shares after the effective date of the merger, if the certificate is not surrendered, it may be used in connection with a sale of Class A Common Stock represented by the certificates.

   HOLDERS OF CLASS A COMMON STOCK DO NOT NEED TO EXCHANGE THEIR STOCK CERTIFICATES. After the combination, these certificates will continue to represent the same number of shares of Class A Common Stock.

BACKGROUND

   Our dual-class capital structure is the result of a series of transactions that occurred in July 1999 to effect our separation from IMS Health Incorporated. IMS Health or its predecessors had owned a substantial equity interest in us since our initial public offering in October 1993. Due to changing business conditions, IMS Health and we realized that our core businesses and industries were no longer strategically related and undertook negotiations to structure our formal separation. IMS Health and we agreed to a series of transactions that resulted in a tax-free distribution by IMS Health to its stockholders of its approximately 46% interest in our Common Stock (the "Spin-Off").

   To effect the tax-free Spin-Off, the tax law required that IMS Health own stock that had voting rights to elect 80% of our Board at the time of distribution. Accordingly, we amended our Certificate of Incorporation to provide for the current dual-class capital structure, with Class A Common Stock having voting rights to elect 20% of the Board and Class B Common Stock having voting rights to elect 80% of the Board. IMS Health exchanged a majority of its interest in our Class A Common Stock for Class B Common Stock and made a tax-free distribution of the Class B Common Stock to its stockholders.

REASONS FOR THE PROPOSAL

   CLASS B COMMON STOCK TRADES AT A DISCOUNT INSTEAD OF A PREMIUM. When our Board established the existing dual-class capital structure, it believed, based on consultation with advisers, that our two classes of Common Stock would trade at approximately the same price and the dual-class structure would not cause any problems in the marketplace. When the Class B Common Stock was first issued in July 1999 it traded at a 2% premium to the Class A Common Stock. However, by October 1999, only three months later, the Class B Common Stock value had deteriorated to a slight discount to the Class A Common Stock of 0.1%. This discount has grown over time, and the average discount in fiscal 2000 was ___%, and the average discount for fiscal 2001 was ___%. Logically our Class B Common Stock should trade at a premium since our Class B Common Stock has superior voting rights with respect to the election of directors.

   The table below sets forth, for the periods indicated, the reported high and low closing sale prices of the Class A and Class B Common Stock, as reported on the NYSE. As indicated, the Class B Common Stock generally traded at a discount in comparison to the Class A Common Stock.


                                     CLASS A
                                  MARKET PRICE

                        FISCAL 2001              FISCAL 2000

    QUARTER        HIGH             LOW         HIGH      LOW

       1       ____________    ____________    $19.00    $ 9.56
       2       ____________    ____________    $22.25    $12.63
       3       ____________    ____________    $17.00    $11.38
       4       ____________    ____________    $15.25    $11.63


                                     CLASS B
                                  MARKET PRICE

                        FISCAL 2001              FISCAL 2000

    QUARTER        HIGH             LOW         HIGH      LOW

       1       ____________    ____________    $18.75    $ 9.38
       2       ____________    ____________    $17.63    $10.00
       3       ____________    ____________    $13.25    $ 9.19
       4       ____________    ____________    $13.06    $ 9.75

   DECREASED MARKET VOLUME. Our Board believes the discount for our Class B Common Stock has increased in part because the trading volume of the Class B Common Stock is 46% less than the trading volume of the Class A Common Stock, a substantial difference. Our Class B Common Stock's low trading volume, which has averaged only 106,367 shares per day over the past fiscal year, compared to our Class A Common Stock average daily trading volume of 233,361 shares, presents liquidity problems for potential investors. In fact, we believe the overall volume for both classes of our Common Stock has been negatively impacted by the dual-class capital structure since our overall trading volume has decreased by 15% if you compare the average daily volume over the one-year period before the Spin-Off to the average daily volume of both classes of Common Stock over the past year. We believe combining our Common Stock into a single class may increase its liquidity and trading price.

   MARKET CONFUSION. We have detected significant confusion among our stockholders, analysts, broker-dealers, the financial media and other members of the financial community with respect to our dual-class capital structure. First, analysts erroneously report our market capitalization by failing to properly analyze both classes of Common Stock. Second, we believe many investors are confused by the use of different trading symbols ("IT" and "IT/B"), and consequently, investors are failing to value properly the rights associated with each class of Common Stock. This is evidenced by the trading discount for the Class B Common Stock even though the Class B Common Stock has superior voting rights to the Class A Common Stock with respect to the election of directors. This confusion is causing our management to spend significant time and energy correcting information reported erroneously and educating current and potential investors about our capital structure. Our Board believes that establishing a single class of Common Stock will allow for easier analysis and valuation of the rights to which stockholders are entitled and may increase investor interest by eliminating investor confusion.

   FLEXIBILITY FOR USE OF STOCK BY US. Our Board believes the elimination of the dual-class capital structure will further benefit us and our stockholders by providing greater flexibility in our ability to make acquisitions using our Common Stock and increasing our ability to retain key employees since stock options are a significant portion of compensation.

   ADDITIONAL CAPITAL AT LOWER COST. Our Board believes the elimination of the dual-class capital structure will increase our ability to raise capital and lower the cost of that capital, while also aligning voting rights with stockholders' economic risk of ownership.

   TREND IS SINGLE CLASS CAPITAL STRUCTURE. Publicly held companies have been moving away from a dual-class capital structure. These moves are consistent with the policies of the major stock exchanges, which advocate a one-share, one-vote common stock capital structure.

   Our Board, after considering the potential benefits that it believes will accrue from the combination, has determined that the adoption of the merger agreement would be in our best interests and the best interests of our stockholders. While our Board believes a simplified capital structure would achieve these benefits, our Board provides no assurance that such benefits will result.

BOARD CONSIDERATIONS

   In determining that the combination is advisable and in our best interests and the best interests of our stockholders, our Board evaluated a number of factors in light of certain risks and other considerations associated with the combination. These risks and considerations, include the following:

   NEGATIVE IMPACT ON STOCK PRICE. Our Board believes that our dual-class capital structure has had negative consequences on our stock prices. The dual-class capital structure has caused the daily trading volume of our Common Stock to decrease, resulting in liquidity problems and discounting of the market price of our Common Stock. The Board believes that simplifying our capital structure may eliminate these negative effects and make our Common Stock a more attractive investment.

   MARKET PRICE OF OUR CLASS B COMMON STOCK. The average closing market price of our Class A Common Stock for _________________ represented a premium of ___% over the average closing market price of our Class B Common Stock for the same period. The Class B Common Stock is trading at a discount to the Class A Common

Stock, even though logically the Class B Common Stock should be trading at a premium since the Class B Common Stock has more voting power with respect to the election of directors. Our Board believes that the elimination of the dual-class capital structure will better align voting rights with economic risk of ownership.

   POTENTIAL IMPROVEMENT OF LIQUIDITY AND INCREASED APPEAL TO INVESTORS. By establishing a single class of Common Stock, our Board believes that the liquidity of our Common Stock may increase. We believe that since the analysis and valuation of the rights to which stockholders are entitled are simplified with a single-class capital structure, a larger group of investors may be encouraged to invest in our Common Stock. Simplifying our capital structure would likely enhance investor interest by eliminating possible investor confusion caused by the dual-class capital structure. The Board believes that the uniform structure of voting rights of a single-class structure may appeal to more institutional investors. While our Board believes that the combination may increase investor interest in our Common Stock and therefore improve liquidity, there can be no assurance that this will occur.

   LONG-TERM STRATEGIC PLANS. Future acquisitions and the formation of strategic relationships with leading companies focused on the global business and technology marketplace is paramount to our growth strategy. Our Board believes a simplified capital structure will provide the flexibility needed to effect acquisitions and other transactions using our Common Stock.

CERTAIN EFFECTS OF THE COMBINATION

   BUSINESS AND OPERATIONS. The combination will have no effect on our business, operations and subsidiaries. Immediately following the combination, Gartner will continue our business and operations, as currently conducted, as the surviving corporation in the merger.

   STOCK REPURCHASE PROGRAM. In accordance with Regulation M of the Exchange Act, we will discontinue our stock repurchase program beginning on the date of this Proxy Statement until the adjournment of the Annual Meeting. Following the adjournment of the Annual Meeting, we may continue to repurchase our Common Stock from time to time when management deems market conditions to be favorable.

   EFFECTS ON RELATIVE OWNERSHIP INTEREST AND VOTING POWER. The relative ownership interest of each holder of our Common Stock will be the same immediately after the combination; however, immediately after the combination, the relative voting power of the former holders of our Class B Common Stock for the election and removal of directors would decrease from 80% to approximately ___%.

   STOCK OPTION PLANS. The combination will not have any impact on our stock option plans or other benefit plans. Outstanding options to purchase Class A Common Stock would remain exercisable for the same number of shares, for the same exercise price and upon the same terms as in effect before the combination. There are no outstanding options to purchase Class B Common Stock.

   RIGHTS AGREEMENT. The combination would not have a material impact on our rights agreement, except for technical amendments to the agreement to eliminate any provisions relating to the Class B Common Stock and the related Series B Junior Participating Preferred Stock.

   ACCOUNTING CONSEQUENCES. The combination will not have any effect on earnings per share or book value per share.

   MATERIAL TAX CONSEQUENCES.

   Our dual-class capital structure is the result of a series of transactions that occurred in July 1999 to effect our separation from IMS Health Incorporated (the "Spin-Off"). The Spin-Off resulted in a tax-free distribution by IMS Health to its stockholders of its approximately 46% interest in our Common Stock. In connection with the Spin-Off, the Internal Revenue Service issued a private letter ruling to IMS Health finding that the Spin-Off would not be taxable to IMS Health or its stockholders. We also indemnified IMS Health and its stockholders from any adverse tax consequences arising as a result of the Spin-Off. To protect against the possibility, which we believe to be remote, that the Internal Revenue Service might revoke its prior ruling as a result of the combination of our Common Stock, we sought a private letter ruling that the proposed combination of our Common Stock would not adversely affect the prior ruling. The Internal Revenue Service declined to comment in any way on the proposed combination and did not provide the private letter ruling we requested. make same changes as made in summary.

   We received an opinion from Hughes & Luce, L.L.P., our special counsel, that for U.S. federal income purposes (1) our stockholders and we will not recognize taxable gain or loss upon the conversion of the shares of Class B Common Stock into shares of Class A Common Stock, (2) each stockholder's aggregate tax basis in the newly issued shares of Class A Common Stock will be the same as the aggregate tax basis in the shares of Class B Common Stock exchanged, and (3) the holding period of the newly issued shares of Class A Common Stock will include the holding period of the shares of Class B Common Stock exchanged. Hughes & Luce, L.L.P.'s opinion is also that the combination will not adversely affect the prior ruling taking into account the facts and representations upon which that letter ruling was based, and the fact that the IRS has declined to rule on the tax consequences of the combination. This opinion represents our counsel's best legal judgment on information currently available and is subject to certain facts, representations and assumptions. Legal opinions are not binding on the Internal Revenue Service or the courts, and we cannot assure you that the Internal Revenue Service or the courts will not take contrary positions. You should consult your tax advisor for a full understanding of the tax consequences of the combination. The opinion from our special counsel is attached to this Proxy Statement as Appendix C.

   We believe that the foregoing discussion is a fair and accurate summary of the material federal income tax consequences to us and our stockholders with respect to the combination, based on the current provisions of the Internal Revenue Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice. This discussion, however, does not consider any aspects of state, local or foreign taxation. Legislative, judicial or administrative changes or interpretations may be issued in the future that could alter or modify our statements and conclusions. Any such changes or interpretations may or may not be retroactive. Since the tax effect of the combination may vary depending upon a stockholder's particular circumstances, you should seek the advice of your own tax counsel on these matters. After consulting with management and advisers, our Board believes that the chance of any adverse tax consequences from proceeding with the combination without a letter ruling from the Internal Revenue Service is remote and that submitting the proposal to our stockholders at the Annual Meeting is in our best interests and the best interests of our stockholders.

   TRADING MARKET. Currently, the shares of Class A and Class B Common Stock are traded separately on the NYSE. Following the combination, only the Class A Common Stock will trade on the NYSE under the symbol "IT." Our Class B Common Stock will cease to be listed on the NYSE and there will be no public market for our Class B Common Stock. We will terminate registration of our Class B Common Stock under the Exchange Act.

   EFFECT ON MARKET PRICE. Following the combination, the market price of shares of Class A Common Stock will depend on many factors, including, among others, our future performance, general market conditions and conditions relating to companies in industries similar to ours. We cannot predict the prices at which the Class A Common Stock will trade following the approval of the combination, just as we could not predict the price at which the Class A and Class B Common Stock currently trade. On December __, 2001, the last trading day prior to the public announcement solely relating to the proposed plan to combine our two classes of Common Stock, the closing price of our Class A Common Stock was $________ per share and the closing price of our Class B Common Stock was $_____ per share.

   SECURITIES ACT OF 1933. The conversion of the Class B Common Stock into Class A Common Stock is being made pursuant to an exemption from registration under
Section 3(a)(9) of the Securities Act. Shares of Class A Common Stock issued upon the effectiveness of the merger, other than shares (i) held by our affiliates (as defined by the Securities Act), and (ii) received in respect of restricted shares, may be offered for sale and sold in the same manner as the existing Class A and Class B Common Stock without additional registration under the Securities Act. Affiliates of Gartner and holders of restricted shares will continue to be subject to the restrictions specified in Rule 144 under the Securities Act.

   INTERESTS OF CERTAIN PERSONS IN THE MERGER. As of January 14, 2002 (the record date for the annual meeting), our directors and executive officers beneficially owned ___ million shares of Class A Common Stock, which is ___% of the outstanding Class A Common Stock, and ___ million shares of Class B Common Stock, which is ___ % of the outstanding Class B Common Stock. We do not believe that any of our directors or executive officers has any interests in the combination that are different from the interests of our stockholders generally.

   RIGHTS OF DISSENTING STOCKHOLDERS. Our stockholders will not be entitled to any appraisal rights under Delaware law or any other applicable law.

DESCRIPTION OF THE CLASS A COMMON STOCK AFTER THE COMBINATION

   The terms of the Class A Common Stock are set forth in the proposed Certificate of Incorporation attached as Exhibit A to the Merger Agreement, which is Appendix A to this Proxy Statement. The following summary should be read in conjunction with, and is qualified in its entirety by reference to, the proposed Certificate of Incorporation.

   VOTING RIGHTS. Following the effectiveness of the merger, each share of Class A Common Stock will entitle its holder to one vote on all matters submitted to a vote of the stockholders. Holders of Class A Common Stock will elect 100% of the members of our Board beginning at our 2003 Annual Meeting of Stockholders. Accordingly, the merger will dilute the relative voting power of the holders of Class B Common Stock with respect to election of directors, because currently holders of Class B Common Stock are entitled to elect 80% of our Board.

   DIVIDENDS. All holders of Class A Common Stock will share equally, on a per share basis, in any dividend declared by our Board, subject to any rights of any outstanding preferred stock to receive dividends.

   VACANCIES; INCREASE OR DECREASES IN SIZE OF THE BOARD OF DIRECTORS. Following the combination, any vacancy in the office of a director resulting from the death, resignation or removal of such director, elected either by the Class A or Class B Common Stockholders, will be filled by the majority vote of all directors then serving. All newly-created directorships resulting from an increase in the authorized number of directors will be filled by the majority vote of all directors then serving.

   MERGER, CONSOLIDATION OR LIQUIDATION. Following the combination, in the case of any subsequent merger, consolidation or liquidation, the holders of Class A Common Stock would participate equally per share in any distribution resulting from such merger, consolidation or liquidation.

   TRANSFERABILITY; TRADING MARKET. The Class A Common Stock will be freely transferable after the combination. Consummation of the merger will not affect the listing of the current Class A Common Stock on the NYSE. The combination is subject to NYSE approval of our listing application for the converted Class B Common Stock to trade as Class A Common Stock.

   INCREASE IN AUTHORIZED SHARES OF CLASS A COMMON STOCK. The Certificate of Incorporation now authorizes a total of 255,000,000 shares, consisting of 5,000,000 shares of preferred stock (with 166,000 shares of Series A Junior Participating Preferred Stock and 84,000 shares of Series B Junior Participating Preferred authorized in connection with our rights agreement), 166,000,000 shares of Class A Common Stock and 84,000,000 shares of Class B Common Stock. The combination will not alter the total number of authorized shares of preferred stock or the total number of authorized shares of Common Stock, but will (1) increase the authorized shares of Class A Common Stock from 166,000,000 to 250,000,000, (2) increase the authorized Series A Junior Participating Preferred Stock from 166,000 to 250,000 to account for the combination under our existing rights agreement, (3) eliminate the 84,000,000 authorized shares of Class B Common Stock and (4) eliminate the 84,000 authorized shares of Series B Junior Participating Preferred Stock. After consummation of the merger, approximately __________ shares of Class A Common Stock will be issued and outstanding and ___________ additional shares of Class A Common Stock will be reserved for issuance under our various benefit plans. Approximately ____________ shares of Class A Common Stock would, therefore, be available for issuance from time to time thereafter for any proper corporate purpose, including stock splits, stock dividends, acquisitions, corporate restructurings, financings and benefit programs. No further action or authorization by the stockholders would be necessary prior to the issuance of the additional Class A Common Stock authorized pursuant to the amended Certificate of Incorporation unless applicable laws or NYSE regulations would require such approval in a particular case. However, we do not have any agreements, understandings, arrangements or plans that would result in the issuance of Class A Common Stock, except in relation to existing benefit plans and the rights agreement.

   INFORMATION TO STOCKHOLDERS. We will deliver to the holders of Class A Common Stock after the combination the same proxy statements, annual reports and other information that is currently delivered to holders of Class A and Class B Common stock.

RECOMMENDATION OF OUR BOARD

   Our Board recommends that you vote "FOR" approval of the combination of our Class A and Class B Common Stock into a single class of Common Stock.

                                 PROPOSAL THREE:
                ADOPTION OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN

   Our Board has adopted unanimously and recommends that the stockholders approve our 2002 Employee Stock Purchase Plan, under which an aggregate of 4,000,000 shares of our Class A Common Stock will be reserved for issuance.

   We currently have a similar plan in place which will expire shortly by its terms.

   The following is a brief discussion of the material features of the Plan and is qualified in its entirety by reference to the Plan, the full text of which is attached as Appendix B and is incorporated herein by reference. You should read Appendix B in its entirety.

PURPOSE OF THE PLAN

   The purpose of the Plan is to provide all of our employees and all of the employees of our subsidiaries designated by our Board (collectively, "Participating Companies") with an opportunity to purchase our Class A Common Stock through payroll deductions. The Plan is intended to benefit both employees and stockholders. The Plan gives employees the opportunity to purchase stock at a favorable price and we believe this will assist us in attracting, retaining and motivating valued employees. We believe that stockholders will benefit from the interest of the participating employees in our profitability and that we will benefit from the periodic investments of equity capital provided by Plan participants.

ADMINISTRATION OF THE PLAN

   The Plan may be administered by our Board, or a Board appointed committee consisting of at least two directors. All questions of interpretation or application of the Plan will be determined by our Board or its committee, and its decisions will be final, conclusive and binding upon all participants.

SHARES SUBJECT TO THE PLAN

   4,000,000 shares of our Class A Common Stock will be offered under the Plan (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations and the like). If the Plan is approved by our stockholders, any shares of our Class A Common Stock which were not issued under the prior plan will not be available for issuance under the Plan.

ELIGIBILITY

   Each employee (including executive officers) of Participating Companies on the first day of each Offering Period, whose customary employment is at least 20 hours per week, will be eligible to participate in an offering under the Plan, subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"), and subject to limitations on stock ownership set forth in the Plan. Directors who are not employees are not eligible to participate in the Plan. As of December 31, 2001, there were approximately _____ employees eligible to participate in the Plan.

OFFERING PERIODS

   Each Offering Period under the Plan for shares of our Class A Common Stock extends for a period of six months. Our Board or its committee may change the length of Offering Periods without stockholder approval. The first Offering Period will commence on July 1, 2002, if our stockholders approve the Plan.

PARTICIPATION IN AN OFFERING/GRANT OF PURCHASE RIGHT

   To participate in the Plan, each eligible employee must complete paperwork signing up for the Plan and authorizing payroll deductions pursuant to the Plan. Payroll deductions must be at least 1%, and may not exceed 10%, of a participant's regular salary, payment for overtime, incentive compensation, bonuses and commissions. A participant may not purchase shares under the Plan at a rate per calendar year in excess of $25,000 (based on the market price on the first day of an Offering Period). Once an employee becomes a participant in the Plan, the employee will automatically participate in each successive Offering Period until the employee withdraws from the Plan or the employee's employment terminates. At the beginning of each Offering Period, each participant is granted a purchase right to purchase shares of our Class A Common Stock. The purchase right is exercised automatically at the end of each Offering Period to the extent of the payroll deductions accumulated during the Offering Period.

   Since the benefits that will be received under the Plan by our executive officers and all eligible employees will depend on their elections to participate in the Plan and the future value of our Class A Common Stock, we are not able to determine the benefits they will receive.

PURCHASE PRICE

   The purchase price for the stock purchased under the Plan is 85% of the lower of the fair market value of our Class A Common Stock on (i) the first day of the Offering Period or (ii) the last day of the Offering Period. Generally, the fair market value of our Class A Common Stock on a given date is the closing price of our Class A Common Stock as reported by the NYSE. On December 31, 2001, the price of our Class A Common Stock was $_.__.

SHARES PURCHASED

   The whole number of shares of our Class A Common Stock a participant purchases in an Offering Period is determined by dividing the amount of payroll deductions withheld from the participant's compensation during that Offering Period by the purchase price. Any payroll deductions not applied to the purchase of shares generally will be applied to the purchase of shares in subsequent Offering Periods.

TERMINATION OF EMPLOYMENT

   Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to remain continuously employed for at least 20 hours per week during the applicable Offering Period, cancels his or her purchase right and participation in the Plan. Upon cancellation, the payroll deductions credited to the participant's account will be returned or, in the case of death, given to the persons entitled to the sums as provided in the Plan, in each case without interest.

WITHDRAWAL

   A participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. If a participant withdraws from a particular Offering Period, that participant may not participate again in the same Offering Period.

CHANGES IN CAPITAL

   If any change is made in our capitalization during an Offering Period, such as a stock split, stock combination or stock dividend, which results in an increase or decrease in the number of shares of our Class A Common Stock outstanding without receipt of consideration by us, appropriate adjustment will be made in the purchase price and in the number of shares subject to purchase rights under the Plan.

AMENDMENT AND TERMINATION OF PLAN

   Our Board may terminate or amend the Plan at any time and for any reason, except that our Board may not (i) increase the number of shares of our Class A Common Stock available for sale under the Plan or (ii) materially modify the eligibility for participation in the Plan without the approval of our stockholders. Termination of the Plan will not affect purchase rights previously granted, except in the case of an acquisition of us.

FEDERAL INCOME TAX CONSEQUENCES

   The Plan and the right of participants to make purchases are intended to qualify under the provisions of Section 423 of the Code. Under these provisions, participants will have no liability for federal income tax, and we will not withhold any taxes, at the time of enrollment in the Plan or the purchase of shares. The amounts deducted from the participant's pay to purchase the shares remain taxable income to the participant. Generally, when the participant transfers the shares, by a sale, gift or upon death, the participant will be subject to tax, and the amount of the tax will depend upon how long the participant has owned the shares. If the shares are transferred more than two years after the first day of the Offering Period in which they were purchased and more than one year after the date they were purchased, or, if the participant dies while owning the shares, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such transfer over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the price received on the transfer is less than the purchase price, the participant will recognize long-term capital loss equal to the difference between the purchase price and the price received. If the shares are transferred before the expiration of these holding periods, generally the participant will recognize ordinary income measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price, regardless of the amount received on transfer. Any additional gain or loss on such transfer will be long-term or short-term capital gain or loss, depending on the holding period.

   We will receive a deduction from our income for federal income tax purposes to the extent that the participant recognizes ordinary income upon the transfer of the shares before the expiration of the holding periods. We are not otherwise entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant.

   Since the tax consequences to a participant may vary depending on the participant's individual situation, and because these tax consequences are subject to change due to changes in tax laws or regulations, each participant should consult his or her personal tax advisor regarding the federal, and any state, local or foreign tax consequences to the participant.

RECOMMENDATION OF OUR BOARD

   OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN.


                                 PROPOSAL FOUR:
              RATIFICATION OF REAPPOINTMENT OF INDEPENDENT AUDITORS

   Our Audit Committee, with Board approval, has reappointed KPMG LLP as our independent auditors for fiscal 2002. Our Board is requesting that you ratify this reappointment. If our stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider its selection.

   KPMG has audited our financial statements since September 1996. During fiscal 2001, KPMG performed recurring audit services, including the examination of annual financial statements, limited reviews of quarterly financial information and certain statutory audits of _______________. KPMG also performed services for us in other business areas including ____________.

   The following table sets forth the fees billed for these professional services during fiscal 2001:

         Audit Fees                             $
         Financial Information Systems
            Design and Implementation Fees      $
         All Other Fees                         $
         Total                                  $

   Our Audit Committee has determined that the provision of financial information systems design and implementation services and all other non-audit services by KPMG is compatible with the auditors' independence.

   A representative of KPMG will be at the Annual Meeting, will have the opportunity to make a statement and will answer appropriate questions.

RECOMMENDATION OF OUR BOARD

   OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE REAPPOINTMENT OF KPMG LLP.

                               EXECUTIVE OFFICERS

   Listed below are the names, ages and titles of our executive officers:

      NAME                  AGE   TITLE
      ----                  ---   -----
      Michael D. Fleisher   37    Chairman of the Board, Chief Executive Officer
                                  and President
      Regina M. Paolillo    43    Executive Vice President, Corporate Services
                                  and Chief Financial Officer
      Robert E. Knapp       43    Executive Vice President, Research and
                                  Advisory Services
      Steven Tait           42    Executive Vice President, Sales and
                                  Client Operations

   MR. FLEISHER has been Chairman of our Board since October 1, 2001, a director and Chief Executive Officer since October 1999, and our President since May 2001. Mr. Fleisher also served as our President from October 1999 to April 2000. For more information on Mr. Fleisher's business experience, see the description provided under "Election of Directors," on page _.

   MS. PAOLILLO has been Executive Vice President, Corporate Services (formerly known as Finance and Administration) and Chief Financial Officer since October 1999. From February 1999 to October 1999, she served as Executive Vice President and General Manager of our Technology Management Group. Ms. Paolillo joined us in April 1993 and has held several other management positions, including President and Chief Operating Officer of our measurement division; Senior Vice President and Controller; Vice President, Product Delivery and Administration; and Director of Operations. Prior to joining us, Ms. Paolillo served as Chief Operating Officer and Chief Financial Officer at Productivity, Inc. and held executive and management positions at Citibank, Page America, Bristol-Myers and Price Waterhouse. Ms. Paolillo holds a B.S. degree from the University of New Haven and is a Certified Public Accountant.

   MR. KNAPP has been Executive Vice President, Research & Advisory Services since June 2001 and was Executive Vice President, and Chief Marketing Officer from August 2000 through June 2001. From 1993 to July 2000, Mr. Knapp was a chief client officer at Siegelgale, a branding and e-services firm based in New York, where he directed all strategy and consulting services for the firm worldwide. Prior to Siegelgale, Mr. Knapp held various positions at Lotas Minard Patton McIver, BBDO and Lintas Worldwide. Mr. Knapp holds a B.B.A. degree from the University of Miami.

   MR. TAIT has been Executive Vice President, Sales and Client Operations since June 2001, and from July 2000 through June 2001 Mr. Tait was Senior Vice President, Sales and Client Operations. Prior to joining Gartner, Mr. Tait was with Xerox Corporation for 18 years. He held a variety of positions in Europe prior to moving to the United States in April 1996. During his time with Xerox in the United States he held a number positions including Vice President, Xerox Offsite Document Management Services, Vice President, Xerox Global Services Business Unit and CEO and President Xerox Connect and Vice President, Xerox Professional Services. Mr. Tait holds a B.A. degree (Honors) in Business from Coventry University in England and is currently pursuing a M.B.A. degree from Heriot-Watt University at Edinburgh Business School in Scotland.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Our role is to set overall compensation principles and review Gartner's entire compensation program every year. We also review and establish the individual compensation levels for our executive officers, and consider the advice of independent, outside consultants in determining whether the amounts and types of compensation we pay our executive officers are appropriate. We also administer our employee stock purchase plan and stock option plans. In discharging these responsibilities, we consult with outside compensation consultants, attorneys and other specialists.

   The goal of our compensation program is to attract, motivate and retain highly talented individuals. Our guiding philosophy is that compensation should be linked to performance. We believe that the better an individual performs, the higher the individual's compensation should be. Our compensation program is designed to balance short and long term financial objectives, build shareowner value and reward individual, group and corporate performance. We believe that individual compensation should be tied to our financial performance so that when Gartner's performance is better than established objectives, individuals should be paid more and when our financial performance does not meet our established objectives, incentive award payments will be cut back. The proportion of an individual's total compensation that varies with individual and company performance objectives should increase as the individual's business responsibilities increase. In addition, we believe that the total compensation package must be competitive with other companies in our industry to ensure that we continue to attract, retain and motivate the people who are critical to our long-term success.

   We believe that our employees should own our stock. We provide employees at all levels with several ways to become stockholders. We have made stock option grants to broad segments of the employee population and have stock option plans under which we make discretionary stock option grants to employees worldwide. We also have an employee stock purchase plan which enables employees to purchase our Class A Common Stock at a discount through payroll deductions and a 401(k) savings plan that allows U.S. employees to invest in our Class A Common Stock. Our goal is to have market competitive stock programs that encourage each employee to act like an owner of the business.

   Compensation for our executive officers consists of three principal components: base salary, short-term incentives, and long-term incentives.

   Base Salary. We set base salaries by evaluating the responsibilities of the position and the experience of the individual. We reference the competitive marketplace for executive talent and conduct surveys periodically for comparable positions at companies with whom we compare for compensation purposes.

   Short-Term Incentives (Cash Bonuses). We designed the annual bonus component of incentive compensation to align officer pay with the short term (annual) performance of the company. The full bonus is tied to achievement of financial performance objectives established by the Board on an annual basis.

   Long-Term Incentives (Stock Plans). The principal equity component of executive compensation is options granted under our stock option plans. Stock option awards are generally granted at the commencement of employment, with additional options granted from time to time for promotions and performance. We believe that ownership of our stock is a key element of our compensation program and that stock options provide a retention incentive for our executive officers and also aligns their personal objectives with long-term stock price appreciation.

   CEO Compensation. Mr. Fleisher's compensation package for fiscal 2001 consisted primarily of base salary and short-term incentives. In fiscal 2001, Mr. Fleisher received base salary of $450,000 and earned a bonus of $360,000.

   The base salary for all executive officers remained unchanged for fiscal 2001. Mr. Fleisher's base salary is not directly related to specific measures of corporate performance. His base salary is determined by his tenure of service and his current job responsibilities as well as the relative salaries of his peers.

   Mr. Fleisher did not receive his full target bonus for fiscal 2001 because Gartner did not meet 100% of the financial objectives set by our Board at the beginning of the fiscal year.

   Mr. Fleisher did not receive any stock options in fiscal 2001 due to the size and potential value of the grant awarded to him when he became our Chief Executive Officer in 1999. The number of stock options awarded to Mr. Fleisher are not directly tied to specific measures of corporate performance. However, the value of these stock options to Mr. Fleisher is dependent upon the growth in our stock price between the date of grant and the date of exercise.

   Other Compensation. Other elements of executive compensation include life insurance and long-term disability insurance programs and participation in our company-wide profit sharing plan under which a specified percentage of operating profit is equally distributed among all employees. Executive officers are eligible for company-wide medical benefits, a supplemental life insurance program, a 401(k) plan under which we provide matching contributions to all participants, and a payroll deduction employee stock purchase plan under which participants may purchase our Class A Common Stock at 85% of the lower of the fair market value of our Class A Common Stock at the beginning or end of each six-month offering period (up to a maximum stock value of the lesser of $25,000 per calendar year or 10 percent of salary).

                                          COMPENSATION COMMITTEE OF
                                          THE BOARD OF DIRECTORS


                                          William O. Grabe (Chairman)
                                          Anne Sutherland Fuchs
                                          David J. Roux
                                          Maynard G. Webb, Jr.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table provides information about compensation paid by us during the fiscal years ended September 30, 1999, 2000 and 2001, to (i) our Chief Executive Officer during fiscal 2001, (ii) each of the four other most highly compensated executive officers during fiscal 2001, and (iii) one former executive officer who would have been one of the other most highly compensated executive officers if he had been an executive officer at the end of fiscal 2001 (collectively, the "Named Executive Officers"):


                                                                             LONG-TERM COMPENSATION AWARDS
                                                           ANNUAL            -----------------------------
                                                      COMPENSATION (1)            RESTRICTED   SECURITIES            ALL
                                       FISCAL         ----------------               STOCK    UNDERLYING            OTHER
  NAME AND PRINCIPAL POSITION           YEAR       SALARY ($)   BONUS ($) (2)     AWARDS (3)     OPTIONS      COMPENSATION (4)
  ---------------------------           ----       ----------   -------------     ----------     -------      ----------------
CURRENT EXECUTIVE OFFICERS

Michael D. Fleisher (5)............      2001      $   450,000   $   360,000      ----------   ----------      $     10,383
   Chief Executive Officer               2000          450,000       803,250      ----------      500,000            10,362
    and President*                       1999          250,000         45,000      1,212,500      522,000            60,714

Regina M. Paolillo (6).................  2001          362,500       240,000      ----------   ----------            10,362
   Executive Vice President and          2000          297,917       539,498      ----------      500,000            11,982
   Chief Financial Officer               1999          250,000         31,250        606,250       55,000            63,465


Robert E. Knapp (7)....................  2001          325,001         200,000   -----------      100,000             5,283
   Executive Vice President,             2000            49,376        75,000    -----------      250,000            60,625
   Research and Advisory Services

Steven Tait(8).........................  2001          300,000       160,000      ----------      175,000             7,400
  Executive Vice President,
  Sales and Client Operations

FORMER EXECUTIVE OFFICERS
Manuel A. Fernandez(9).................  2001      $ 399,397     $  320,000       ----------   ----------      $     43,853
    Chairman of the Board**              2000         400,000      894,000        ----------      100,000            43,856
                                         1999         400,000      100,000       $ 2,175,000       79,000           105,325

*    Mr. Fleisher became Chairman of the Board on October 1, 2001.

**   Mr. Fernandez retired as Chairman of the Board on September 30, 2001.


(1) The amounts shown exclude certain perquisites and other personal benefits, such as car allowances. These amounts, in the aggregate, did not exceed the lesser of $50,000 or 10 percent of the total annual salary and bonus for each executive officer.

(2) The amounts shown include bonuses earned in the fiscal year noted although such amounts are payable in the subsequent year. The amounts shown exclude bonuses paid in the fiscal year noted but earned in prior years. The bonus awards indicated for Messrs. Fernandez and Fleisher and Ms. Paolillo for 2000 include 75 percent of a retention bonus approved in fiscal 1999 but not earned until fiscal 2000 (the other 25 percent was earned in fiscal
     1999). For fiscal 2000, the retention portion of these bonus awards were $300,000, $135,000 and $93,750 respectively for Messrs. Fernandez and Fleisher and Ms. Paolillo.

(3) The amounts shown represent the value of the restricted stock awards calculated by multiplying the fair market value of our Class A Common Stock on the grant date by the number of shares awarded. The restricted stock awards vest in six equal installments with the first installment vesting two years after the grant date and the balance vesting annually during the next five years. Restricted stock awards are subject to forfeiture upon termination of employment. Holders of restricted stock may vote the restricted shares and receive dividends paid on such shares. Restricted stock holdings as of September 30, 2001, and their value on such date, based on the fair market value of our Class A Common Stock on September 30, 2001, were: Mr. Fernandez - 83,333 shares ($754,164); Mr. Fleisher - 41,667 shares ($377,086); and Ms. Paolillo - 20,834 shares ($188,548); See
     "Employment Agreements with Named Executive Officers" on page __ for more information.

(4) For fiscal 2001, the amount shown represents (i) premiums paid for life insurance as follows: Mr. Fleisher - $4,483; Ms. Paolillo - $6,114; and Mr. Fernandez - $37,953; and (ii) matching and profit sharing contributions under our 401(k) plan as follows: Mr. Fleisher - $5,900; Ms. Paolillo - $5,900; Mr. Knapp $5,283; Mr. Tait $7,400; and Mr. Fernandez - $5,900.

(5) Mr. Fleisher was appointed President in May 2001 and Chief Executive Officer in October 1999. Mr. Fleisher was also our President from October 1999 to April 2000.

(6) Ms. Paolillo was appointed Executive Vice President and Chief Financial Officer in October 1999.

(7) Mr. Knapp was appointed Executive Vice President in August 2000 when he joined Gartner.

(8)  Mr. Tait was appointed Executive Vice President in June 2001.

(9)  Mr. Fernandez is currently serving as "Chairman Emeritus."

OPTIONS GRANTED IN FISCAL 2001 TO THE NAMED EXECUTIVE OFFICERS

     The following table provides information regarding stock options to purchase our Class A Common Stock granted to the Named Executive Officers indicated during fiscal 2001. Messrs. Fernandez, Fleisher and Ms. Paolillo did not receive any stock options during fiscal 2001.

                                                         INDIVIDUAL GRANTS                                POTENTIAL REALIZABLE
                                   ------------------------------------------------------------         VALUE AT ANNUAL RATES OF
                                   NUMBER OF   % OF TOTAL OPTIONS     EXERCISE                          STOCK PRICE APPRECIATION
                                  SECURITIES       GRANTED TO         EXERCISE       EXPIRATION             FOR OPTION TERM (1)
                                  UNDERLYING        EMPLOYEES           PRICE        EXPIRATION         ------------------------
            NAME                  OPTIONS       IN FISCAL YEAR        PER SHARE          DATE               5%          10%
            ----                  -------      ------------------     ---------       -------           ------------------------
Robert E. Knapp  (2).............   100,000            0.97%          $   9.57         06/15/11           $601,852     $1,525,212
Steven Tait (2)..................   100,000            0.97%              9.57         06/15/11            601,852      1,525.212
Steven Tait (3)..................    75,000            0.73%             10.40         07/26/11            490,538      1,243,119


(1) Shown are the hypothetical gains or option spreads that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation on our Class A Common Stock of 5% and 10% from the date the option was granted over the option term of ten years. The 5% and 10% assumed rates of appreciation are mandated by SEC rules and do not represent our projection of future increases in the price of our Class A Common Stock.

(2) These options were granted under our 1994 Long Term Stock Option Plan and are subject to the terms of the plan. Twenty-five percent of the options become exercisable on the first anniversary of the grant date and 2.08% of the options become exercisable monthly thereafter.

(3) These options were granted under our 1998 Long Term Stock Option Plan and are subject to the terms of the plan. Twenty five percent of the options become exercisable on the first anniversary of the grant date and 2.08% of the options become exercisable monthly thereafter.

OPTIONS EXERCISED IN FISCAL 2001 BY THE NAMED EXECUTIVE OFFICERS AND FISCAL 2001YEAR-END OPTION VALUES

     The following table provides information regarding options exercised by each Named Executive Officer during fiscal 2001, the number of unexercised options at fiscal year-end, and the value of unexercised "in the money" options at fiscal year-end.

                                                                        NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                                                     OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END (1)
                                    ACQUIRED            VALUE        --------------------------       --------------------------
         NAME                      ON EXERCISE        REALIZED       EXERCISABLE    UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
         ----                      -----------        --------       -----------    -------------      -----------   -------------

Michael D. Fleisher..............      4800           $15,146          642,584          556,916           $ 55,860          $ ---
Regina M. Paolillo...............       ---               ---          315,767          315,833            111,720            ---
Robert E. Knapp..................       ---               ---           83,334          266,666                ---            ---
Steven Tait......................       ---               ---           25,000          225,000                ---            ---
 Manuel A. Fernandez.............       ---               ---          287,834           99,666             74,480            ---

-----------------------------

(1) The values for "in-the-money" options represent the difference between the exercise price of the options and the closing price of our Class A Common Stock on September 30, 2001, which was $9.05 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our Compensation Committee currently consists of Ms. Fuchs and Messrs. Grabe, Roux and Webb. No member of our Compensation Committee is a current or former officer or employee of Gartner or any of our subsidiaries. None of our executive officers has served on the board of directors or on the compensation committee of any other entity that had an executive officer serving on our Board or our Compensation Committee.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     MR. FLEISHER. Mr. Fleisher entered into an Employment Agreement effective October 7, 1999 (the "Fleisher Agreement"). Under the Fleisher Agreement, he will serve as Chief Executive Officer through October 1, 2002, and thereafter for subsequent one-year periods unless either party provides ninety days' written notice of its intention not to renew. During the term of the Fleisher Agreement, Mr. Fleisher will be included on our slate of nominees to be elected to our Board.

     The Fleisher Agreement provides for a base salary of $450,000 for fiscal 2000, and thereafter the base salary is subject to annual adjustments by our Board or Compensation Committee, in their sole discretion, except as noted below. For fiscal 2001, Mr. Fleisher also received a base salary of $450,000. Mr. Fleisher is entitled to participate in our executive bonus program and our Board or Compensation Committee will establish the annual target bonus in their discretion, and the bonus will be payable based on achievement of specified objectives. Mr. Fleisher's target bonus for fiscal 2001 was established by our Compensation Committee, with Board approval to be between $450,000 and $900,000. Mr. Fleisher's salary and target bonus may not be decreased other than for a reduction consistent with a general reduction of pay across the executive staff as a group as an economic or strategic measure due to poor financial performance.

     Mr. Fleisher's employment is at will and may be terminated by him or us upon sixty days' notice. If, during the term of the Fleisher Agreement, we terminate Mr. Fleisher's employment involuntarily without Business Reasons (as defined in the Fleisher Agreement) or a Constructive Termination (as defined in the Fleisher Agreement) occurs, in addition to his salary and vacation accrued through the Termination Date (as defined in the Fleisher Agreement), Mr. Fleisher will be entitled to receive (a) his base salary for three years following the Termination Date at the current rate, payable in accordance with our regular payroll schedule; (b) his minimum target bonus for the fiscal year in which the termination occurs, plus any unpaid bonus from the prior fiscal year, payable on the Termination Date; (c) following the end of the fiscal year in which the termination occurs, a pro rata share (based on the proportion of the year during which he was employed) of the bonus that would have been payable in excess of the minimum target bonus for the year in which the termination occurs; (d) following the end of the first fiscal year following the fiscal year in which the Termination Date occurs Mr. Fleisher's minimum target bonus for such following fiscal year (or, if the target bonus for such year was not previously set, then Mr. Fleisher's minimum target bonus for the fiscal year in which the Termination Date occurred); (e) acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting; (f) the ability to exercise all options received (i) on September 30, 1999, (ii) on November 7, 1999, (iii) after the date of the Fleisher Agreement, and (iv) prior to the date of the Fleisher Agreement which have an exercise price equal to or less than the fair market value of the securities for which they are exercisable on the date of the Fleisher Agreement, for one year following the Termination Date or for such longer period as may be provided in the applicable plan or agreement; (g) the ability to exercise all other options for ninety days following the Termination Date or for such longer period as may be provided in the applicable plan or agreement; (h) group health benefits pursuant to our standard programs for himself, his spouse and any children for three years after the Termination Date; and (i) automobile benefits for one year. We will not be required to continue to pay the bonus specified in clauses (b) (c) and (d) above if Mr. Fleisher violates his non-competition obligations to us.

     If Mr. Fleisher's employment is terminated due to his disability, in addition to his base salary and vacation accrued through the Termination Date Mr. Fleisher will be entitled to receive (a) base salary for three years after the Termination Date at the rate then in effect; (b) his minimum target bonus for the fiscal year in which the termination occurs, plus any unpaid bonus from the prior fiscal year, payable on the Termination Date; (c) following the end of the fiscal year in which the termination occurs, any bonus that would have been payable in excess of the minimum target bonus for the year in which the termination occurs; (d) acceleration in full of vesting of all outstanding stock options, and all options will remain exercisable for one year after the Termination Date; and (e) group health benefits pursuant to our standard programs for himself, his spouse and any children for three years after the Termination Date. We may deduct from the salary specified in clause (a) above, any payments received by Mr. Fleisher under any disability benefit program maintained by us.

     If Mr. Fleisher's employment is terminated due to his death, Mr. Fleisher's representatives will receive (a) his salary through the Termination Date; (b) a pro rata share of his minimum target bonus for the year in which death occurs, based on the proportion of the fiscal year during which Mr. Fleisher was an employee, plus unpaid bonus from the prior fiscal year; (c) acceleration of all options, restricted stock and other equity arrangements subject to vesting; (d) the ability to exercise all options received (i) on September 30, 1999, (ii) on November 7, 1999, (iii) after the date of the Fleisher Agreement, and (iv) prior to the date of the Fleisher Agreement which have an exercise price equal to or less than the fair market value of the securities for which they are exercisable on the date of the Fleisher Agreement, for one year following the Termination Date or for such longer period as may be provided in the applicable plan or agreement; (e) the ability to exercise all other options for ninety days following the Termination Date or such longer period as may be provided in the applicable plan or agreement; (f) to the extent COBRA is applicable to us, continuation of group health benefits pursuant to our standard programs in effect from time-to-time, for Mr. Fleisher's spouse and any children for eighteen months, or longer as applicable under our policies, provided the estate makes the appropriate election and payments; and (f) any benefits payable to Mr. Fleisher or his representatives upon death under insurance or other programs maintained by us for Mr. Fleisher's benefit.

     If a Change in Control (as defined in the Fleisher Agreement) occurs during the term of the Fleisher Agreement, in addition to his salary and vacation accrued through the Change in Control, upon the Change in Control, Mr. Fleisher will be entitled to receive (a) three times his base salary then in effect; (b) three times his minimum target bonus for the fiscal year in which the Change in Control occurs (plus any unpaid bonus from the prior fiscal year); (c) acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting; (d) the ability to exercise all options received (i) on September 30, 1999, (ii) on November 7, 1999, (iii) after October 7, 1999 , and (iv) prior to October 7, 1999 which have an exercise price equal to or less than the fair market value of the securities for which they are exercisable on the date of the Fleisher Agreement, for one year following the Change in Control or for such longer period as may be provided in the applicable plan or agreement; (e) the ability to exercise all other options for ninety days following the Change in Control or such longer period as may be provided in the applicable plan or agreement; (f) group health benefits pursuant to our standard programs for himself, his spouse and any children for three years after the Change in Control; and (g) any Gross-Up Payments (as defined in the Fleisher Agreement) for Mr. Fleisher's excise tax liabilities.

     MS. PAOLILLO. Ms. Paolillo entered into an employment agreement effective July 1, 2000 (the "Paolillo Agreement"). Under the Paolillo Agreement, she will serve as Executive Vice President and Chief Financial Officer through September 30, 2003, and thereafter for subsequent one-year periods unless either party provides ninety days' written notice of its intention not to renew.

     The Paolillo Agreement provides for a base salary of $350,000 for fiscal 2001, and thereafter the base salary is subject to annual adjustment by our Board or our Compensation Committee, in their sole discretion. Ms. Paolillo is entitled to participate in our executive bonus program and our Board or our Compensation Committee will establish the annual target bonus range in their discretion, and the bonus will be payable based on achievement of specified objectives. Ms. Paolillo's target bonus for fiscal 2001 was established by our Compensation Committee to be between $300,000 and $600,000. Ms. Paolillo's salary and bonus target may not be decreased other than for a reduction consistent with a general reduction of pay across the executive staff as a group as an economic or strategic measure due to poor financial performance.

     Ms. Paolillo's employment is at will and may be terminated by her or us upon sixty days' notice. If, during the term of the Paolillo Agreement, we terminate her employment involuntarily without Business Reasons (as defined in the Paolillo Agreement) or if a Constructive Termination (as defined in the Paolillo Agreement) occurs, in addition to her base salary and vacation accrued through the Termination Date (as defined in the Paolillo Agreement), Ms.

Paolillo will be entitled to receive (a) base salary for three years after the Termination Date at the rate then in effect; (b) her minimum target bonus for the fiscal year in which the termination occurs, plus any unpaid bonus from the prior fiscal year, payable on the Termination Date; (c) following the end of the fiscal year in which the termination occurs, a pro rata share (based on the proportion of the year during which she was employed) of the bonus that would have been payable in excess of the minimum target bonus for the year in which the termination occurs; (d) following the end of the first fiscal year following the fiscal year in which the Termination Date occurs, Ms. Paolillo's minimum target bonus for such following fiscal year (or, if the target bonus for such year was not previously set, then Ms. Paolillo's minimum target bonus for the fiscal year in which the Termination Date occurred); (e) acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting, and all options and other exercisable rights will remain exercisable for one year after the Termination Date; (f) group health benefits pursuant to our standard programs for herself, her spouse and any children for three years after the Termination Date; and (g) automobile benefits for one year. We will not be required to continue to pay the salary or bonus specified in clauses (a) through (d) above if Ms. Paolillo violates her non-competition obligations to us.

     If Ms. Paolillo's employment is terminated due to her disability, in addition to her base salary and vacation accrued through the Termination Date Ms. Paolillo will be entitled to receive (a) base salary for three years after the Termination Date at the rate then in effect; (b) her minimum target bonus for the fiscal year in which the termination occurs, plus any unpaid bonus from the prior fiscal year, payable on the Termination Date; (c) following the end of the fiscal year in which the termination occurs, any bonus that would have been payable in excess of the minimum target bonus for the year in which the termination occurs; (d) acceleration in full of vesting of all outstanding stock options, and all options will remain exercisable for one year after the Termination Date; and (e) group health benefits pursuant to our standard programs for herself, her spouse and any children for three years after the Termination Date. We may deduct from the salary specified in clause (a) above, any payments received by Ms. Paolillo under any disability benefit program maintained by us.

     If Ms. Paolillo's employment is terminated due to her death, Ms. Paolillo's representatives will receive (a) Ms. Paolillo's salary through the Termination Date; (b) a pro rata share of Ms. Paolillo's minimum target bonus for the year in which death occurs, based on the proportion of the fiscal year during which Ms. Paolillo was an employee, plus any unpaid bonus from the prior fiscal year;
(c) acceleration of all options, restricted stock and other equity arrangements subject to vesting, all of which may be exercised for one year following the Termination Date; (d) to the extent COBRA is applicable to us, continuation of group health benefits pursuant to our standard programs in effect from time-to-time, for Ms. Paolillo's spouse and any children for eighteen months, or longer as applicable under our policies, provided the estate makes the appropriate election and payments; and (e) any benefits payable to Ms. Paolillo or her representatives upon death under insurance or other programs maintained by us for Ms. Paolillo's benefit.

     If a Change in Control (as defined in the Paolillo Agreement) occurs during the term of the Paolillo Agreement, in addition to her salary and vacation accrued through the Termination Date, upon the Change in Control, Ms. Paolillo will be entitled to receive (a) three times her base salary then in effect; (b) three times her minimum target bonus for the fiscal year in which the Change in Control occurs (plus any unpaid bonus from the prior fiscal year); (c) acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting, and all options and other exercisable rights will remain exercisable for one year after the Change in Control; (d) group health benefits pursuant to our standard programs for herself, her spouse and any children for three years after the Termination Date; and (e) any Gross-Up Payments (as defined in the Paolillo Agreement) for Ms. Paolillo's excise tax liabilities. If Ms. Paolillo voluntarily terminates her employment (other than in the case of a Constructive Termination), then in addition to salary and accrued vacation through the Termination Date, Ms. Paolillo will be entitled to receive the following: (i) salary for eighteen months following the Termination Date, at the rate then in effect, (ii) the right to vest in all stock options, restricted stock or other equity arrangements subject to vesting while salary continues to be paid and the right to exercise all stock options held by Ms. Paolillo for thirty days following the last date on which salary is paid (or such longer period as may be provided in the applicable stock option plan or agreement), but only to the extent vested as of the last date on which salary is paid, (iii) to the extent COBRA will be applicable to us, continuation of group health plan benefits pursuant to our standard programs as in effect from time to time.

     MR. KNAPP. Mr. Knapp entered into an employment agreement effective August 7, 2000, as amended by Addendum No. 1 to Employment Agreement dated February 1, 2001 (the "Knapp Agreement"). Under the Knapp Agreement, he will serve as Executive Vice President through September 30, 2003, and thereafter for subsequent one-year periods unless either party provides ninety days' written notice of its intention not to renew.

     The Knapp Agreement provided for a base salary of $325,000 for fiscal 2000, and thereafter the base salary is subject to annual adjustments by our Board or our Compensation Committee, in their sole discretion. Mr. Knapp's base salary for fiscal 2001 was also $325,000. Mr. Knapp is entitled to participate in our executive bonus program and our Board or our Compensation Committee will establish the annual target bonus in their discretion, which will be payable based on achievement of specified objectives. Mr. Knapp's target bonus for fiscal 2001 was established by our Compensation Committee and was between $250,000 and $500,000. Mr. Knapp's salary and bonus target will not be decreased other than for a reduction consistent with a general reduction of pay across the executive staff as a group as an economic or strategic measure due to poor financial performance.

     Mr. Knapp's employment is at will and may be terminated by him or us upon sixty days' notice. If, during the term of the Knapp Agreement, we terminate Mr. Knapp's employment involuntarily without Business Reasons (as defined in the Knapp Agreement) or if a Constructive Termination (as defined in the Knapp Agreement) occurs, other than following a Change in Control, in addition to his salary and vacation accrued through the Termination Date (as defined in the Knapp Agreement), Mr. Knapp will be entitled to receive (a) his base salary for three years following the Termination Date at the current rate, payable in accordance with our regular payroll schedule; (b) his minimum bonus for the fiscal year in which the termination occurs, plus any unpaid bonus from the prior fiscal year, payable on the Termination Date; (c) following the end of the fiscal year in which the termination occurs, a pro rata share (based on the proportion of the year during which he was employed) of the bonus that would have been payable in excess of the target bonus for the year in which the termination occurs; (d) following the end of the first fiscal year following the fiscal year in which the Termination Date occurs, Mr. Knapp's minimum target bonus for such following fiscal year (or, if the target bonus for such year was not previously set, then Mr. Knapp's minimum target bonus for the fiscal year in which the Termination Date occurred); (e) acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting, and all options and other exercisable rights will remain exercisable for one year after the Termination Date; (f) group health benefits pursuant to our standard programs for himself, his spouse and any children for three years after the Termination Date; and (g) automobile benefits for one year. We will not be required to continue to pay the salary or bonus specified in clauses (a) through (d) above if Mr. Knapp violates his non-competition obligations to us.

     If Mr. Knapp's employment is terminated due to his disability, in addition to his base salary and vacation accrued through the Termination Date Mr. Knapp will be entitled to receive (a) base salary for three years after the Termination Date at the rate then in effect; (b) his minimum target bonus for the fiscal year in which the termination occurs, plus any unpaid bonus from the prior fiscal year, payable on the Termination Date; (c) following the end of the fiscal year in which the termination occurs, any bonus that would have been payable in excess of the minimum target bonus for the year in which the termination occurs; (d) acceleration in full of vesting of all outstanding stock options, and all options will remain exercisable for one year after the Termination Date; and (e) group health benefits pursuant to our standard programs for himself, his spouse and any children for one and one half years after the Termination Date. We may deduct from the salary specified in clause
(a) above, any payments received by Mr. Knapp under any disability benefit program maintained by us.

     If Mr. Knapp's employment is terminated due to his death, Mr. Knapp's representatives will receive (a) Mr. Knapp's salary through the Termination Date; (b) a pro rata share of Mr. Knapp's minimum bonus for the year in which death occurs, based on the proportion of the fiscal year during which Mr. Knapp was an employee, plus any unpaid bonus from the prior fiscal year; (c) acceleration of all options, restricted stock and other equity arrangements subject to vesting, all of which may be exercised for one year following the Termination Date; (d) to the extent COBRA is applicable to us, continuation of group health benefits pursuant to our standard programs in effect from time-to-time, for Mr. Knapp's spouse and any children for eighteen months, or longer as applicable under our policies, provided the estate makes the appropriate election and payments and (e) any benefits payable to Mr. Knapp or his representatives upon death under insurance or other programs maintained by us for Mr. Knapp's benefit.

     If a Change in Control (as defined in the Knapp Agreement) occurs during the term of the Knapp Agreement, in addition to his salary and vacation accrued through the Termination Date, upon the Change in Control, Mr. Knapp will be entitled to receive (a) three times his base salary then in effect; (b) three times his target bonus for the fiscal year in which the Change in Control occurs (plus any unpaid bonus from the prior fiscal year); (c) acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting, and all options and other exercisable rights will remain exercisable for one year after the Change in Control; (d) group health benefits pursuant to our standard programs for himself, his spouse and any children for three years after the Termination Date; and (e) any Gross-Up Payments (as defined in the Knapp Agreement) for Mr. Knapp's excise tax liabilities.

     MR. TAIT. Mr. Tait entered into an employment agreement effective June 15, 2001 (the "Tait Agreement"). Under the Tait Agreement, he will continue to serve through September 30, 2003, and thereafter for subsequent one-year periods unless either party provides ninety days' written notice of its intention not to renew.

     The Tait Agreement provides for a base salary of $300,000 for fiscal 2001 and thereafter the base salary is subject to annual adjustment by our Board or our Compensation Committee, in their sole discretion. Mr. Tait is entitled to participate in our executive bonus program and our Board or our Compensation Committee will establish the annual target bonus in their discretion, which will be payable based on achievement of specified objectives. Mr. Tait's target bonus for fiscal 2001 is between $200,000 and $400,000, with a guaranteed minimum of $100,000. Mr. Tait's salary and bonus target will not be decreased other than for a reduction consistent with a general reduction of pay across the executive staff as a group as an economic or strategic measure due to poor financial performance.

     Mr. Tait's employment is at will and may be terminated by him or us upon sixty days' notice. If, during the term of the Tait Agreement, we terminate Mr. Tait's employment involuntarily without Business Reasons (as defined in the Tait Agreement) or if a Constructive Termination (as defined in the Tait Agreement) occurs, other than following a Change in Control, in addition to his salary and vacation accrued through the Termination Date (as defined in the Tait Agreement), Mr. Tait will be entitled to receive (a) his base salary for three years following the Termination Date at the current rate, payable in accordance with our regular payroll schedule; (b) his minimum bonus for the fiscal year in which the termination occurs, plus any unpaid bonus from the prior fiscal year, payable on the Termination Date; (c) following the end of the fiscal year in which the termination occurs, a pro rata share (based on the proportion of the year during which he was employed) of the bonus that would have been payable in excess of the target bonus for the year in which the termination occurs; (d) following the end of the first fiscal year following the fiscal year in which the Termination Date occurs, Mr. Tait's minimum target bonus for such following fiscal year (or, if the target bonus for such year was not previously set, then Mr. Tait's minimum target bonus for the fiscal year in which the Termination Date occurred); (e) acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting, and all options and other exercisable rights will remain exercisable for one year after the Termination Date; (f) group health benefits pursuant to our standard programs for himself, his spouse and any children for three years after the Termination Date; and (g) automobile benefits for one year. We will not be required to continue to pay the salary or bonus specified in clauses (a) through
(d) above if Mr. Tait violates his non-competition obligations to us.

     If Mr. Tait's employment is terminated due to his disability, in addition to his base salary and vacation accrued through the Termination Date Mr. Tait will be entitled to receive (a) base salary for three years after the Termination Date at the rate then in effect; (b) his minimum target bonus for the fiscal year in which the termination occurs, plus any unpaid bonus from the prior fiscal year, payable on the Termination Date; (c) following the end of the fiscal year in which the termination occurs, any bonus that would have been payable in excess of the minimum target bonus for the year in which the termination occurs; (d) acceleration in full of vesting of all outstanding stock options, and all options will remain exercisable for one year after the Termination Date; and (e) group health benefits pursuant to our standard programs for himself, his spouse and any children for one and one half years after the Termination Date. We may deduct from the salary specified in clause
(a) above, any payments received by Mr. Tait under any disability benefit program maintained by us.

     If Mr. Tait's employment is terminated due to his death, Mr. Tait's representatives will receive (a) Mr. Tait's salary through the Termination Date;
(b) a pro rata share of Mr. Tait's minimum bonus for the year in which death occurs, based on the proportion of the fiscal year during which Mr. Tait was an employee, plus any unpaid bonus from the prior fiscal year; (c) acceleration of all options, restricted stock and other equity arrangements subject to vesting, all of which may be exercised for one year following the Termination Date; (d) to the extent COBRA is applicable to us, continuation of group health benefits pursuant to our standard programs in effect from time-to-time, for Mr. Tait's spouse and any children for eighteen months, or longer as applicable under our policies, provided the estate makes the appropriate election and payments and
(e) any benefits payable to Mr. Tait or his representatives upon death under insurance or other programs maintained by us for Mr. Tait's benefit.

     If a Change in Control (as defined in the Tait Agreement) occurs during the term of the Tait Agreement, in addition to his salary and vacation accrued through the Termination Date, upon the Change in Control, Mr. Tait will be entitled to receive (a) three times his base salary then in effect; (b) three times his target bonus for the fiscal year in which the Change in Control occurs (plus any unpaid bonus from the prior fiscal year); (c) acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting, and all options and other exercisable rights will remain exercisable for one year after the Change in Control; (d) group health benefits pursuant to our standard programs for himself, his spouse and any children for three years after the Termination Date; and (e) any Gross-Up Payments (as defined in the Tait Agreement) for Mr. Tait's excise tax liabilities.

     MR. FERNANDEZ. Mr. Fernandez entered into an employment agreement effective November 12, 1998, as amended by Addendum No. l to Employment Agreement dated April 2000 (the "Fernandez Agreement"). Under the Fernandez Agreement, Mr. Fernandez agreed to serve as Chairman of our Board through October 1, 2001. Mr. Fernandez retired from the Board on September 30, 2001. At the request of our Board, Mr. Fernandez has agreed to be our "Chairman Emeritus". During the term of the Fernandez Agreement, Mr. Fernandez will be included on our slate of nominees to be elected to the Board.

     The Fernandez Agreement provides for a base salary of $400,000 for fiscal years 2000 and 2001 and a salary of $200,000 thereafter. Mr. Fernandez is entitled to participate in our executive bonus program, and his bonus will be payable at the same time and in the same proportion as any bonus is payable to our Chief Executive Officer. Mr. Fernandez' target bonus for fiscal years 2000 and 2001 is between $400,000 and $800,000 and is between $100,000 and $200,000 thereafter.

     Mr. Fernandez' employment is at will and may be terminated by him or us upon sixty days' notice. If, during the term of the Fernandez Agreement, we terminate Mr. Fernandez' employment involuntarily without Business Reasons (as defined in the Fernandez Agreement), a Constructive Termination (as defined in the Fernandez Agreement) occurs, Mr. Fernandez' employment is terminated due to death or disability or Mr. Fernandez voluntarily terminates his employment or resigns as Chairman of the Board, Mr. Fernandez will be entitled to receive (a) his base salary for the balance of the fiscal year in which the termination occurs, payable in accordance with our regular payroll schedule; (b) his minimum target bonus for the fiscal year in which the termination occurs, plus any unpaid bonus from the prior fiscal year, payable on the termination date; (c) following the end of the fiscal year in which the termination occurs, a pro rata share (based on the proportion of the year during which he was employed) of the bonus that would have been payable in excess of the minimum target bonus for the year in which the termination occurs; (d) until Mr. Fernandez reaches age 65,
(i) group health benefits and life and disability insurance coverage pursuant to our standard programs for himself, his spouse and any children under age 19 or under age 25 if the child is a full-time student, and (ii) life and disability insurance coverage pursuant to the programs in effect for Mr. Fernandez on the date the addendum was signed; (e) acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting, and all options and other exercisable rights which have an exercise price less than the fair market value of the securities for which they are exercisable on the date of the addendum, will remain exercisable for the longest period available to a continuing employee under the applicable plan or agreement; and (f) automobile benefits for one year. Upon Mr. Fernandez' death or disability prior to age 65, the benefits under (d)(i) above will continue for his spouse and children until he would have reached age 65.

     If a Change in Control (as defined in the Fernandez Agreement) occurs on or prior to October 1, 2001, in addition to his salary and vacation accrued through the termination date, upon the Change in Control Mr. Fernandez will be entitled to receive three times the greater of (i) Mr. Fernandez' average annual compensation (salary plus bonus) for those three of the last seven fiscal years in which such compensation was highest, or (ii) $800,000. If Mr. Fernandez violates his non-competition obligations to us, he will be required to repay any amounts received under the previous sentence with respect to any period following the termination date during which the non-competition obligation is violated. If a Change in Control occurs at any time, Mr. Fernandez will also be entitled to receive (a) the balance of any unpaid bonus from the prior fiscal year, payable upon the Change in Control; (b) acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting, which will remain exercisable for the longest period available to a continuing employee under the applicable plan or agreement; (c) until Mr. Fernandez reaches age 65, (i) group health benefits and life and disability insurance coverage pursuant to our standard programs for himself, his spouse and any children under age 19 or under age 25 if the child is a full-time student, and (ii) life and disability insurance coverage pursuant to the programs in effect for Mr. Fernandez on the date the addendum was signed; (d) automobile benefits for one year; (e) forgiveness of all outstanding principal and interest due under indebtedness incurred to purchase shares of our stock., and (f) any Gross-Up Payments (as defined in the Fernandez Agreement) for Mr. Fernandez' excise tax liabilities. Upon Mr. Fernandez' death or disability prior to age 65, the benefits under clause (c)(i) above will continue for his spouse and children until he would have reached age 65.

     Commencing on October 1, 2001, Mr. Fernandez will receive (a) $200,000 per year for ten years, payable in equal monthly installments, for which we will purchase an annuity to make the balance of the payments due to Mr. Fernandez or his estate upon any Change in Control (as defined in the Fernandez Agreement);
(b) continuation of (i) group health benefits and life and disability pursuant to our standard programs as in effect from time to time for himself, his spouse, and any children for so long as they are under the age of 19, or 25 if a full-time student, and (ii) life and disability insurance coverage pursuant to our programs in effect on when the Agreement was signed until he reaches age 65;
(c) automobile benefits for one year; (d) his office furnishings and equipment including, cellular phones, computers, printers and copiers; (e) continued vesting of his previously granted stock options and restricted stock; and (f) until Mr. Fernandez reaches age 65, technical office support services, including, voice mail, e-mail, internet access and other connectivity services. Mr. Fernandez will make himself available to us to provide advice and guidance, as we may reasonably request.

                             AUDIT COMMITTEE REPORT

     Our Board has appointed an Audit Committee consisting of three directors. Each of the members of our Audit Committee is "independent" as defined under the NYSE's listing standards. We operate under a written charter adopted by our Board. A copy of the charter is attached as Appendix A to our Proxy Statement dated December 29, 2000.

     We oversee our internal and independent auditors and assist our Board in fulfilling its oversight responsibilities on matters relating to accounting, financial reporting, internal controls and auditing by meeting regularly with the independent auditors, internal auditing and operating and financial management personnel. We periodically review our internal auditing, accounting and financial controls and our policies governing compliance with laws, regulations, rules of ethics and conflicts of interest.

     We reviewed and discussed our audited financial statements for the fiscal year ended September 30, 2001 with management and KPMG, LLP, our independent auditors. We also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. This included a discussion of the independent auditors' judgments as to the quality, not just the acceptability, of our accounting principles, and such other matters that generally accepted auditing standards require to be discussed with an audit committee. We also received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with KPMG their independence.

     Based on our review and discussions noted above, we recommended to our Board that, and our Board approved, the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

     We and our Board also have recommended, subject to stockholder approval, the reappointment of KPMG as our independent auditors for fiscal 2002.


                                                  AUDIT COMMITTEE OF THE
                                                  BOARD OF DIRECTORS

                                                  Stephen G. Pagliuca (Chairman)
                                                  Glenn H. Hutchins
                                                  Dennis G. Sisco

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

     The following graph compares our Class A Common Stock performance to the performance of Standard & Poor's Stock 500 Index ("S&P 500"), Standard & Poor's Stock 400 Index ("S&P 400") and the Chase H&Q Technology Index for the fiscal years ended September 30, 2001. The comparison assumes $100.00 was invested on September 30, 1996 in our Class A Common Stock and in each of the foregoing indices and assumes the reinvestment of dividends, if any. The total return for our Class A Common Stock was ____% during the Period as compared with a total return during the same period of _________% for the S&P 500, __________% for the S&P 400 and ________% for the Chase H&Q Technology Index.

     The comparisons in the graph below are provided in response to disclosure requirements of the SEC and are not intended to forecast or be indicative of future performance of our Class A Common Stock.

    INSERT NEW GRAPH

                                OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Based on our review of information on file with the Securities and Exchange Commission and our stock records, the following table provides certain information about beneficial ownership of our Class A and Class B Common Stock as of December 31, 2001 by (i) each person (or group of affiliated persons) which is known by us to own beneficially more than five percent of our Class A or Class B Common Stock, (ii) each of our directors, (iii) each Named Executive Officer, and (iv) all directors and current executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as owned beneficially by them, subject to community property laws where applicable.

                                                                    NUMBER OF       PERCENT OF       NUMBER OF       PERCENT OF
               NAME OF BENEFICIAL OWNERS                         CLASS A SHARES       CLASS A     CLASS B SHARES       CLASS B
               -------------------------                         --------------       -------     --------------       -------
Lazard Freres & Co., L.L.C. (1)................................    5,411,830            10.2%               --           --
    30 Rockefeller Plaza, New York, NY 10020
Wellington Management Company, LLP (2).........................    6,089,100            11.5%               --           --
    75 State Street, Boston, MA 02109
VA Partners, L.L.C. (3)........................................    6,043,100            10.9%        2,833,900         8.7%
    One Maritime Plaza, Suite 1400, San Francisco, CA 94111
Shapiro Capital Management Company, Inc.(4)....................           --               --        4,976,930        15.3%
    3060 Peachtree Road, N.W., Atlanta, GA 30305
[J.W. Seligman & Co. Incorporated (5)..........................    2,551,500             4.8%               --           --
    100 Park Avenue, New York, NY 10017]
Franklin Resources, Inc. (6)...................................           --               --        1,743,727         5.4%
    777 Mariners Island Boulevard, San Mateo, CA 94404
First Manhattan Co. (7)........................................           --               --        2,483,583         7.6%
    437 Madison Avenue, New York, NY 10022

Manuel A. Fernandez (8)........................................    1,182,919             2.3%               --           --
Michael D. Fleisher (9)........................................      787,910             1.5%            3,000            *
Anne Sutherland Fuchs (10).....................................       12,334                *               --           --
William O. Grabe (11)..........................................       87,001                *               --           --
Max D. Hopper (12).............................................       34,001                *               --           --
Glenn H. Hutchins..............................................           --               --               --           --
Stephen G. Pagliuca (13).......................................       52,001                *               --           --
Kenneth Roman (14).............................................       22,334                *               --           --
David J. Roux..................................................           --               --               --           --
Dennis G. Sisco (15)...........................................       30,001                *            1,089            *
Maynard G. Webb, Jr. ..........................................           --
Regina M. Paolillo (16)........................................      374,542                *               --           --
Robert E. Knapp (17)...........................................       87,234                *               --           --
Steven Tait (18)...............................................       25,300                *               --           --
All current directors, director nominees and executive
    officers as a group (14 persons) (19)......................    2,695,577             4.9%            4,089            *

*    Less than 1%

-------------------

(1) The shares shown as beneficially owned by Lazard Freres & Co. LLC were reported as beneficially owned by it in its Amended Schedule 13G filed with the SEC on August 10, 2001. Such Schedule indicated that Lazard had sole voting power with respect to 4,169,500 shares and sole dispositive power with respect to all 5,411,830 shares.

(2) The shares shown as beneficially owned by Wellington Management Company, LLP were reported as beneficially owned by it in its Amended Schedule 13G filed with the SEC on December 10, 2001. Such Schedule indicated that Wellington had shared voting power with respect to 4,726,100 shares and shared dispositive power with respect to all 6,089,100 shares.

(3) The Class A and Class B shares shown as beneficially owned by VA Partners, L.L.C. were reported as beneficially owned by it in its Amended Schedule 13D filed with the SEC on October 25, 2001. Such Schedule indicated that VA Partners, L.L.C. had shared voting power and shared dispositive power with respect to all 6,043,100 Class A shares and all 2,833,900 Class B shares.

(4) The shares shown as beneficially owned by Shapiro Capital Management Company, Inc. were reported as beneficially owned by it in its Schedule 13G filed with the SEC on June 11, 2001. Such Schedule indicated that Shapiro Capital Management Company, Inc. had sole voting power and sole dispositive power with respect to 4,963,230 shares.

(5) The shares shown as beneficially owned by J. & W. Seligman & Co. Incorporated were reported as beneficially owned by it in its Amended
     Schedule 13G filed with the SEC on March 9, 2001. Such Schedule indicated that J. & W. Seligman & Co. Incorporated had shared voting power and shared dispositive power with respect to all 2,551,500 shares.

(6) The shares shown as beneficially owned by Franklin Resources, Inc. were reported as beneficially owned by it in its Schedule 13G filed with the SEC on February 8, 2001. Such Schedule indicated that investment advisory subsidiaries, and other affiliates of, Franklin Resources, Inc. had, in the aggregate, sole voting power and sole dispositive power with respect to all 1,743,727 shares.

(7) The shares shown as beneficially owned by First Manhattan Co. were reported as beneficially owned in its Amended Schedule 13G filed with the SEC on February 7, 2001. Such Schedule indicated that First Manhattan Co. had sole voting power and sole dispositive power with respect to 255,875 shares, shared voting power with respect to 2,005,485 shares and shared dispositive power with respect to 2,227,708 shares.

(8) Includes 305,333 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 2001 and includes 782,414 shares indirectly owned by Mr. Fernandez.

(9) Includes 681,187 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 2001.

(10) Consists of 12,334 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 2001.

(11) Includes 13,001 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 2001.

(12) Includes 13,001 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 2001.

(13) Includes 13,001 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 2001, and includes 10,000 shares that are indirectly owned by Mr. Pagliuca.

(14) Includes 336,600 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 2001. [Regina]

(15) Includes 25,001 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 2001.[Sisco]

(16) Consists of 12,334 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 2001.[Roman14]

(17) Includes 83,334 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 31. 2001, and 3,900 shares indirectly held through our 401(k) plan.[Knapp]

(18) Includes 25,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 2001.[Tait]

(19) Includes 1,520,106 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act, requires our executive officers, directors and persons who beneficially own more than 10% of either class of our Common Stock to file reports of ownership and changes of ownership with the SEC and to furnish us with copies of the reports they file. Based solely on our review of the reports received by us, or written representations from certain reporting persons, we believe that all reports were timely filed, except as follows: Ms. Fuchs failed to file a report on Form 5 for fiscal year 2001 to report five transactions; Mr. Pagliuca failed to file a report on Form 5 for fiscal year 2000 to report five transactions; and Mr. Hopper failed to timely file one Form 4 to report one transaction.



                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

RELATIONSHIP WITH SILVER LAKE PARTNERS, L.P.

     On April 17, 2000, we issued and sold an aggregate of $300 million principal amount of our unsecured 6% Convertible Junior Subordinated Promissory Notes due April 17, 2005 to Silver Lake Partners, L.P. ("Silver Lake")[has the name changed?] and certain of Silver Lake's affiliates and to Integral Capital Partners IV, L.P. and one of its affiliates. After April 17, 2003, the principal amount of each Note plus all accrued interest may, at the election of the holder, be converted into shares of our Class A Common Stock, subject to our right, under certain circumstances, to redeem the Notes for cash. In connection with the issuance of the Notes, we agreed that Silver Lake would recommend two nominees for director and we would include the Silver Lake nominees on our slate of nominees to be elected to our Board. This obligation exists while Silver Lake owns the Notes, Convertible Preferred Stock or Class A Common Stock that, on an "as converted" basis, represents at least 20 percent of the shares of our Class A Common Stock into which the Notes were convertible on April 17, 2000. Mr. Hutchins and Mr. Roux are each a nominee of Silver Lake.

     Mr. Hutchins is a managing member of Silver Lake and a managing member of the general partner of Silver Lake and is a member of some of the affiliates of Silver Lake and receives compensation from those affiliates. Mr. Roux is a managing member of Silver Lake and a manager of the general partner of some of the affiliates of Silver Lake and receives compensation from those affiliates.

     Silver Lake purchased research services from us during the period from September 1, 2000 to August 31, 2001 for $135,000 and has contracted to purchase research services from us during the period from September 1, 2001 to August 31, 2002 for $106,000.

RELATIONSHIP WITH SI VENTURE ASSOCIATES, L.L.C.

     Mr. Fernandez, Chairman of our Board until September 30, 2001, and we are members of SI Venture Associates, L.L.C. ("Fund I"), a venture capital fund. Mr. Fernandez is a managing member. Fund I has engaged a management company (the "SI Management Company") to provide administrative services. Mr. Fernandez is one of the owners of the SI Management Company. Fund I pays an annual management fee, based on the aggregate capital commitments, to its managing members. The managing members have assigned their management fees to the SI Management Company. The members may also receive carried interest distributions representing a portion of the profits of Fund I. As of June 1999, Fund I will not raise additional capital.

     Mr. Fernandez receives an allocative share of the carried interest and a pro rata share of the distributions made by Fund I to its members, and receives a salary from the SI Management Company. During fiscal 2001, distributions, including carried interest, totaling $879,173 were made consisting solely of equity securities. From the distributions, we received $801,518 in equity securities and Mr. Fernandez received $33,331 in equity securities. During fiscal 2001, Fund I paid $439,750 in management fees to the SI Management Company. During fiscal 2001, Mr. Fernandez received a payment of $706,061 from the SI Management Company, consisting of $350,000 in salary for each of fiscal 1999 and fiscal 2000, increased by the amount of Medicare taxes due.

RELATIONSHIP WITH SI VENTURE FUND II, L.P.

     We are a limited partner in a venture capital fund, SI Venture Fund II, L.P. ("Fund II"). Fund II is controlled by its general partner, a limited liability company of which Mr. Fernandez and we are members (the "General Partner"). The General Partner is entitled to a carried interest representing a portion of the profits of Fund II. Each member of the General Partner, including Mr. Fernandez, is entitled to receive allocated portions of this carried interest in the form of distributions. During fiscal 2001, no distributions were made.

     In addition, the General Partner is entitled to receive a management fee each year based on the total amount of committed capital of Fund II. The General Partner has engaged the SI Management Company to provide management services on behalf of the General Partner, and the General Partner has assigned its right to receive the management fee to the SI Management Company. During fiscal 2001, Fund II paid $2,202,625 in management fees to the SI Management Company. During fiscal 2001, Mr. Fernandez received the salary payment from the SI Management Company described above under "Relationship with SI Venture Associates, L.L.C.".

LOANS TO EXECUTIVE OFFICERS


     On July 6, 2000, with Board approval, we provided a $400,000 term loan to Ms. Paolillo, our Executive Vice President and Chief Financial Officer. The loan bears interest at 6.52%, which is compounded annually. Ms. Paolillo shall repay the principal amount of this Note, together with accrued interest, in installments equal to 50% of the amount that any bonuses received by Ms. Paolillo in her capacity as our employee exceed 100% of her minimum target bonus for the applicable period, commencing with the bonus paid for fiscal year 2001. If not sooner paid the outstanding principal balance and accrued interest are due and payable in full on December 15, 2007. As of December 31, 2001, the aggregate amount of indebtedness outstanding under the loan was $__________, the largest such amount outstanding since the beginning of fiscal year 2001.

                                  MISCELLANEOUS


    Our Annual Report for the fiscal year ended September 30, 2001 is being mailed to our stockholders of record concurrently with this Proxy Statement. Our Annual Report is not part of this Proxy Statement.

    Upon written request of any person solicited, our Annual Report on Form 10-K for the fiscal year ended September 30, 2001 as filed with the SEC may be obtained, without charge, by writing to Investor Relations, Gartner, Inc., P.O. Box 10212, 56 Top Gallant Road, Stamford, Connecticut 06902.



                                                      THE BOARD OF DIRECTORS
                                                      GARTNER , INC.


                                                      Lewis G. Schwartz
                                                      Corporate Secretary

Stamford, Connecticut
January 25, 2002

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of January __, 2002 the "Agreement"), by and between Gartner, Inc., a Delaware corporation (the "Company"), and [Gartner Sub, Inc.], a Delaware corporation wholly-owned by the Company ("Sub").

                                   WITNESSETH:

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders for the Company to enter into this Agreement and to effect the merger of Sub with and into the Company, with the Company as the surviving corporation (the "Merger"), pursuant to the terms and conditions set out in this Agreement, and to recommend and submit this Agreement for approval by the Company's stockholders;

         WHEREAS, the Board of Directors of Sub has unanimously approved this Agreement and deems the execution of this Agreement and the consummation of the Merger to be in the best interests of its stockholder;

         WHEREAS, as of the date of this Agreement, the authorized and outstanding capital stock of the Company is as follows: (1) 250,000,000 shares of common stock, par value $.0005 per share (the "Company Common Stock), consisting of 166,000,000 shares designated Class A Common Stock (the "Class A Common Stock"), of which ___________ shares are issued and outstanding, and 84,000,000 shares designated Class B Common Stock (the "Class B Common Stock"), of which ____________ shares are issued and outstanding; and (2) 5,000,000 shares of preferred stock, par value $.01 per share, of which 166,000 shares are designated Series A Junior Participating Preferred Stock and 84,000 shares are designated Series B Junior Participating Preferred Stock, none of which are issued and outstanding.

         WHEREAS, the authorized and outstanding capital stock of Sub consists of [100] shares of common stock, par value [$.01] per share (the "Sub Common Stock"), all of which are issued and outstanding and owned by the Company;

         WHEREAS, the Company and Sub are entering into this Agreement to set forth the terms and conditions of the Merger.

         NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereto agree as follows:

1.       MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.3 below), Sub shall be merged with and into the Company under the terms of this Agreement and in accordance with the provisions of the Delaware General Corporation Law ("Delaware Law"), and the separate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

         1.2      Effects of the Merger.

                  a. Generally. The Merger shall have the effects as provided by Delaware Law and other applicable law.

                  b. Certificate of Incorporation and Bylaws. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, except that the certificate of incorporation shall, as a result of the Merger, be amended and restated as set forth in the form amended and restated certificate of incorporation attached to this Agreement as Exhibit A (the "Charter"). The bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the "Bylaws").

                  c. Board of Directors; Officers. At the Effective Time, the Board of Directors of the Surviving Corporation shall be identical to the Board of Directors of the Company and the officers of the Surviving Corporation shall be identical to the officers of the Company, in each case until their respective successors have been duly elected or appointed and qualified and subject to the Charter and Bylaws.

         1.3. Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article 3 of this Agreement, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of Delaware Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as is permissible in accordance with Delaware Law and as the Company and Sub shall agree and as specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

2.       CONVERSION OF STOCK

         2.1 Conversion of Class A Common Stock. At the Effective Time, each share of issued Class A Common Stock, along with the right (a "Right") attached to such share pursuant to that certain Rights Agreement (as amended, modified or supplemented, the "Rights Agreement"), dated as of February 10, 2000, between the Company and Bank Boston, N.A., shall, by virtue of the Merger and without any action on the part of the holder thereof, remain one fully paid and validly issued, non-assessable share of Class A Common Stock of the Surviving Corporation and shall retain the Right attached to such share pursuant to the Rights Agreement.

         2.2 Conversion of Class B Common Stock. At the Effective Time, each issued share of Class B Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, become and be converted into ___ fully paid and validly issued, non-assessable share of Class A Common Stock (a "Converted Share"). Simultaneously, upon the conversion of each share of Class B Common Stock into a Converted Share, the Right attached to such share of Class B Common Stock under the Rights Agreement shall be cancelled, and a new Right shall be issued for each Converted Share in accordance with the Rights Agreement (except that the legend referred to therein shall only be required to be borne by a new certificate issued for such Converted Share).

         2.3 Cancellation of Sub Common Stock. At the Effective Time, each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and extinguished without any payment or other consideration made with respect thereto.

         2.4      Exchange of Certificates.

                  a. Prior to the Effective Time, the Company shall appoint an exchange agent (the "Exchange Agent"), which may be the Company's stock transfer agent, to act as the Company's agent for the issuance of Class A Common Stock to holders of Class B Common Stock in the Merger.

                  b. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Class B Common Stock, a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to such certificates will pass, only upon proper delivery of such certificates to the Exchange Agent and shall be in such form and have such other provisions as the Exchange Agent may reasonable specify), and instructions for use in effecting the surrender of the certificates representing such shares of Class B Common Stock, in exchange for the shares of Class A Common Stock payable as a result of the Merger. Upon surrender to the Exchange Agent of a certificate or certificates formerly representing shares of Class B Common Stock and acceptance thereof by the Exchange Agent, the holder thereof shall be entitled to receive either a certificate or certificates representing the shares of Class A Common into which such shares of Class B Common Stock, formerly represented by such surrendered certificate or certificates, shall have been converted at the Effective Time pursuant to the Merger. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to affect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Class B Common Stock and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of certificates representing shares of Class A Common Stock allocable to the shares of Class B Common Stock represented by such certificate or certificates. If any certificate representing shares of Class A Common Stock is to be issued to a name other than that in which the certificate for the Class B Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Company, or its transfer agent, any transfer or other taxes required by reason of the issuance of certificates in, or payment of cash to, a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Company or its transfer agent that such tax has been paid or is not applicable.

                  c. After the Effective Time and until surrendered as set forth in this Section 2.4, certificates theretofore representing shares of Class B Common Stock shall be deemed for all purposes as evidencing ownership of the number of shares of Class A Common Stock into which such shares shall have been converted by virtue of the Merger and the Rights attaching thereto pursuant to the Rights Agreement (as described in Section 2.2 of this Agreement).

                  d. The Company and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Class B Common Stock such amounts as the Company or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law applicable to the making of such payment. To the extent that amounts are so withheld by the Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holders of the shares of Class B Common Stock in respect of which such deduction and withholding was made by the Company or the Exchange Agent.

                  e. No party to this Agreement shall be liable to any person or entity in respect of any shares or amounts paid or delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  f. In the event any certificate or certificates formerly representing shares of Class B Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate or certificates to be lost, stolen or destroyed, and if required by the Surviving Corporation and the Exchange Agent, the posting by such person of a bond in such amount as the Surviving Corporation may reasonably require as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the consideration deliverable in respect thereof as determined in accordance with this Article 2.

3.       CONDITIONS.

         The obligations of the parties hereto to consummate the Merger are subject to the satisfaction of each of the following conditions:

         3.1 Stockholder Approval. This Agreement and the Merger contemplated hereby shall have been duly approved by a majority of the voting power of the outstanding shares of Class A Common Stock and Class B Common Stock voting together as one class and by a majority of the outstanding shares of Class B Common Stock voting as a separate Class. In addition, this Agreement and the Merger shall have been duly approved and adopted by the Company, as the sole holder of Sub Common Stock.

         3.2 No Injunction or Proceeding. No preliminary or permanent injunction, temporary restraining order or other decree of a court, legislature or other agency or instrumentality of federal, state or local government (a "Governmental Entity") shall be in effect, no statute, rule or regulation shall have been enacted by a Governmental Entity and no action, suit or proceeding by any Governmental Entity shall have been instituted or threatened, which prohibits or materially challenges the consummation of the Merger.

         3.3 Other Approvals. All other filings, consents and approvals and the satisfaction of all other requirements that are necessary, in the opinion of the Company, for the consummation of the Merger and other transactions contemplated by this Agreement shall have been obtained.

         3.4 Approval of NYSE. The New York Stock Exchange shall have approved the listing of the additional shares of Class A Common Stock issuable pursuant to Section 2.2 of this Agreement.

4.       TERMINATION; AMENDMENT

         4.1 Termination of Agreement. The Company may terminate this Agreement at any time before the Effective Time if for any reason consummation of the Merger is inadvisable in the sole discretion of its Board of Directors. Such termination shall be effected by written notice by the Company to Sub. Upon the giving of such notice, this Agreement shall be terminated and there shall be no liability hereunder or on account of such termination on the part of the Company or Sub or the directors, officers, employees, agents or stockholders of any of them.

         4.2 Amendment. This Agreement may be amended or modified at any time by mutual written agreement of the parties (a) in any respect prior to the approval hereof by the stockholders of the Company entitled to vote hereon, and (b) in any respect subsequent to such approval, provided that any such amendment or modification subsequent to such approval shall not (i) change the method of converting shares of Class B Common Stock into shares of Class A Common Stock,
(ii) alter or change any provision of the Charter or Bylaws of the Surviving Corporation that would require the approval of stockholders, or (iii) otherwise materially adversely affect the stockholders of the Company.

5.       MISCELLANEOUS

         5.1 Successors. This Agreement shall be binding on the successors of the Company and Sub.

         5.2 Counterparts. This Agreement may be executed in one or more counterparts.

         5.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

         5.4 No Third Party Beneficiaries. Nothing in this Agreement is intended to confer upon any person or entity not a party to this Agreement any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the Boards of Directors of the parties hereto have approved this Agreement and the duly authorized officers of each have executed this Agreement on their behalf as of the date first above written.

                                      GARTNER, INC.

                                      By:
                                               ---------------------------------
                                      Name:
                                               ---------------------------------
                                      Title:
                                               ---------------------------------

                                      [GARTNER SUB, INC.]


                                      By:
                                               ---------------------------------
                                      Name:
                                               ---------------------------------
                                      Title:
                                               ---------------------------------

                                    EXHIBIT A
                                     FORM OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF

                                  GARTNER, INC.

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                OF GARTNER, INC.
                             a Delaware corporation
                    (originally incorporated on June 1, 1990
                    under the name "GGI Holding Corporation")


         This Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors and Stockholders in accordance with the applicable provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

                                    ARTICLE I

         The name of the corporation is Gartner, Inc. (the "Corporation").

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         1. Authorized Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "common stock" and "preferred stock." The total number of shares which this corporation is authorized to issue is two hundred fifty-five million (255,000,000) shares. Two hundred fifty million (250,000,000) shares shall be designated common stock (the "Common Stock"), all of which shall be designated Common Stock, Class A (the "Class A Common Stock"). Five million (5,000,000 shares) shall be designated preferred stock (the "Preferred Stock"), of which two hundred fifty thousand (250,000) shall be designated Series A Junior Participating Preferred Stock (the "Series A Preferred Stock") and the remainder of which are presently undesignated as to series.

         Each share of Preferred Stock shall have a par value of $0.01 and each share of Common Stock shall have a par value of $0.0005.

         2. Common Stock. The Class A Common Stock shall have the following powers, preferences, rights, qualifications, limitations and restrictions:

                  (a) Cash or Property Dividends. Subject to the rights and preferences of the Preferred Stock as set forth in any resolution or resolutions of the Board of Directors providing for the issuance of such stock pursuant to this Article IV, and except as otherwise provided for herein, the holders of Class A Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such per share amounts as the Board of Directors may from time to time determine.

                  (b) Stock Dividends. If at any time a dividend is to be paid in shares of Class A Common Stock (a "stock dividend"), such stock dividend may be declared and paid only to holders of Class A Common Stock.

                  (c) Voting. Voting power shall be divided between the classes and series of stock as follows:

                           (i) With respect to the election of directors,
                  holders of Class A Common Stock and holders of Voting

                  Preferred Stock (as defined below), voting together, shall be entitled to elect that number of directors which constitutes 100% of the authorized number of members of the Board of Directors (the "Directors"). Each share of Class A Common Stock shall have one vote in the election of the Directors and each share of Voting Preferred Stock shall have a number of votes in the election of the Directors as specified in the resolution of the Board of Directors authorizing such Voting Preferred Stock. For purposes of this Section (2)(c) and Section (2)(d) of this Article IV, references to the authorized number of members of the Board of Directors (or the remaining directors) shall not include any directors which the holders of any shares of Preferred Stock may have the right to elect upon the failure of the Corporation to pay regular dividends on such Preferred Stock as and when due for a specified period of time. "Voting Preferred Stock" means shares of each series of Preferred Stock upon which the right to vote for directors has been conferred in accordance with Section (3) of this Article IV, except for any right to elect directors which may be provided upon the failure of the Corporation to pay regular dividends on such Preferred Stock as and when due for a specified period of time.

                           (ii) Any Director may be removed only for cause, by a
                  vote of a majority of the votes held by the holders of Class A Common Stock and holders of Voting Preferred Stock, voting together as a class.

                           (iii) The holders of Class A Common Stock shall have
                  exclusive voting power (except for any voting powers of any Preferred Stock) on all matters.

                  (d) Vacancies; Increase or Decreases in Size of the Board of Directors. Any vacancy in the office of a director created by the death, resignation or removal of a director elected by (or appointed on behalf of) the holders of the Class A Common Stock and Voting Preferred Stock voting together as a class may be filled by the vote of the majority of the directors (or the sole remaining director) elected by (or appointed on behalf of) such holders of Class A Common Stock and Voting Preferred Stock (or on behalf of whom that director was appointed), whose death, resignation or removal created the vacancy, unless there are no such directors, in which case such vacancy may be filled by the vote of the majority of the directors or by the sole remaining director, regardless, in each instance, of any quorum requirements set out in the By-laws. Any director elected by some or all of the directors to fill a vacancy shall hold office for the remainder of the full term of the director whose vacancy is being filled and until such director's successor shall have been elected and qualified unless removed and replaced pursuant to Section (2)(c)(ii) of this Article IV and this Section (2)(d). No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors established pursuant to Article V so as to maintain the number of directors in each class as nearly equal as possible.

         3. Preferred Stock.

                  (a) General. Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of Preferred Stock. The Board of Directors is authorized to alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

                  Each share of Preferred Stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.

                  (b) Series A Junior Participating Preferred Stock.

                           (i) Proportional Adjustment. In the event the
                  Corporation shall at any time after the issuance of any share or shares of Series A Preferred Stock (i) declare any dividend on Common Stock of the Corporation payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Corporation shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series A Preferred Stock.

                           (ii) Dividends and Distributions.

                                    (A) Subject to the prior and superior right
                           of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall each be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.

                                    (B) The Corporation shall declare a dividend
                           or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

                                    (C) Dividends shall begin to accrue on
                           outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                           (iii) Voting Rights. The holders of shares of Series
                  A Preferred Stock shall have the following voting rights:

                                    (A) Each share of Series A Preferred Stock
                           shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

                                    (B) Except as otherwise provided herein or
                           by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

                                    (C) Except as required by law, holders of
                           Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                           (iv) Certain Restrictions.

                                    (A) The Corporation shall not declare any
                           dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series A Preferred Stock unless concurrently therewith it shall declare a dividend on the Series A Preferred Stock as required by Section 3(b)(ii).

                                    (B) Whenever quarterly dividends or other
                           dividends or distributions payable on the Series A Preferred Stock as provided in Section 3(b)(ii) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                                            (I) declare or pay dividends on,
                                    make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                                            (II) declare or pay dividends on,
                                    make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                            (III) redeem or purchase or
                                    otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                                            (IV) purchase or otherwise acquire
                                    for consideration any shares of Series A
                                    Preferred Stock, or any shares of stock
                                    ranking on a parity with the Series A
                                    Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                                    (C) The Corporation shall not permit any
                           subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 3(b)(iv), purchase or otherwise acquire such shares at such time and in such manner.

                           (v) Reacquired Shares. Any shares of Series A
                  Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                           (vi) Liquidation, Dissolution or Winding Up. Upon any
                  liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends on such shares of Series A Preferred Stock.

                           (vii) Consolidation, Merger, etc. In case the
                  Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

                           (viii) No Redemption. The shares of Series A
                  Preferred Stock shall not be redeemable.

                           (ix) Ranking. The Series A Preferred Stock shall rank
                  junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                           (x) Amendment. The Certificate of Incorporation of
                  the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of the outstanding shares of Series A Preferred Stock, voting separately as a class.

                           (xi) Fractional Shares. Series A Preferred Stock may
                  be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                                    ARTICLE V

         The directors, other than those who may be elected solely by the holders of any class or series of Preferred Stock, if any, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class ("Class I") to hold office initially for a term expiring at the first annual meeting of stockholders to be held after the date this Article V becomes effective (the "Classified Board Effective Date"), another class ("Class II") to hold office initially for a term expiring at the second annual meeting of stockholders to be held after the Classified Board Effective Date, and another class ("Class III") to hold office initially for a term expiring at the third annual meeting of stockholders to be held after the Classified Board Effective Date, with the members of each class to hold office until their successors are elected and qualified. Directors elected by a class or series of stock, or if applicable, classes or series of stock voting together, shall be divided as evenly as possible, and shall be allocated by the Board of Directors, among Class I, Class II and Class III. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

                                   ARTICLE VI

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                                   ARTICLE VII

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

                                  ARTICLE VIII

         To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated

Certificate in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned has executed this certificate on January __, 2002.


                                         GARTNER, INC.


                                         By: _______________________________
                                         Name: _____________________________
                                         Title: ____________________________

                                   APPENDIX B

                        2002 EMPLOYEE STOCK PURCHASE PLAN

                                  GARTNER, INC.

                        2002 EMPLOYEE STOCK PURCHASE PLAN

                           EFFECTIVE FEBRUARY 1, 2002

The following constitute the provisions of the 2002 Employee Stock Purchase Plan of Gartner, Inc.

1.       PURPOSE.

         The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.       DEFINITIONS.

         (a) "Board" shall mean the Board of Directors of the Company.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Common Stock" shall mean the Class A Common Stock, par value $.0005, of the Company.

         (d) "Company" shall mean Gartner, Inc.

         (e) "Compensation" shall mean all base straight time gross earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, and commissions.

         (f) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

         (g) "Employee" shall mean any individual who is an employee of the Company for purposes of tax withholding under the Code whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

         (h) "Enrollment Date" shall mean the first day of each Offering Period.

         (i) "Exercise Date" shall mean the last day of each Offering Period, or, with respect to an Extended Offering Period shall mean the last day of each Purchase Period.

         (j) "Extended Offering Period" shall mean a period of approximately twenty-four (24) months, commencing on the date or dates so specified by the Board, during which options granted pursuant to the Plan may be exercised. The duration, commencement and termination of Extended Offering Periods may be changed pursuant to Section 4 of this Plan.

         (k) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                  (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported), as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of such determination (or, if not a market trading day, then the last market trading day prior to the date of determination), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                  (2) If the Common Stock is quoted on the NASDAQ system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                  (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

         (l) "Offering Period" shall mean a period of approximately six (6) months, commencing on the first Trading Day on or after February 1 and terminating on the last Trading Day in the period ending the following July 31, or commencing on the first Trading Day on or after August 1 and terminating on the last Trading Day in the period ending the following January 31, during which options granted pursuant to the Plan may be exercised. The duration, commencement and termination of Offering Periods may be changed pursuant to
Section 4 of this Plan.

         (m) "Participant" shall mean an Employee who elects to participate in the Plan during the applicable Offering Period.

         (n) "Plan" shall mean this 2002 Employee Stock Purchase Plan.

         (o) "Purchase Period" shall mean, with respect to an Extended Offering Period, the approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Extended Offering Period shall commence on the Enrollment Date and end with the next Exercise Date. The duration, commencement and termination of Purchase Periods may be changed pursuant to Section 4 of this Plan.

         (p) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

         (q) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

         (r) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         (s) "Trading Day" shall mean a day on which national stock exchanges and the NASDAQ System are open for trading.

3.       ELIGIBILITY.

         (a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

         (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time, as same shall automatically be adjusted if this dollar amount set forth in the Code is adjusted.

4. OFFERING PERIODS. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 1 and August 1 each year, or on such other dates as the Board shall determine, and continuing thereafter until terminated in accordance with
Section 19 hereof. The Board shall have the power: (i) to change the duration, commencement and termination of Offering Periods and/or Purchase Periods with respect to future offerings without stockholder approval if such change is announced at least ten (10) days prior to the scheduled beginning of the first Offering Period or Purchase Period to be effective thereafter, (ii) to implement Extended Offering Periods, and (iii) to implement overlapping Offering Periods and/or overlapping Extended Offering Periods.

5.       PARTICIPATION.

         (a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's HR department prior to the applicable Enrollment Date.

         (b) Payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

6.       PAYROLL DEDUCTIONS.

         (a) At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period or Extended Offering Period in an amount not less than one percent (1%) and not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period or Extended Offering Period, and the aggregate of such payroll deductions during the Offering Period or Extended Offering Period shall not exceed ten percent (10%) of the Participant's Compensation during said Offering Period or Extended Offering Period.

         (b) All payroll deductions made for a Participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

         (c) A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. A Participant may not change his or her payroll deduction rate, either by increasing or decreasing such rate, more than once during an Offering Period. The Board may, in its discretion, adjust the number of participation rate changes permitted during any Offering Period or Purchase Period. The change in rate shall be effective with the first full payroll period following ten (10) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A Participant's subscription agreement shall remain in effect for successive Offering Periods and Purchase Period unless terminated as provided in
Section 10 hereof.

         (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code as the same may be amended and Section 3(b) hereof, a Participant's payroll deductions may be decreased to 0% at such time during any Offering Period or Purchase Period which is scheduled to end during the current calendar year (the "Current Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period or Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Period equal $21,250, as the same shall automatically be adjusted if the dollar amount set forth in the Code is adjusted. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Offering Period or Purchase Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in
Section 10 hereof.

         (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of the Common Stock by the Employee.

7. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period (or, with respect to an Extended Offering Period, during each six-month Purchase Period) more than a number of Shares determined by dividing $12,500, as the same shall be automatically adjusted upon any adjustments in the dollar amount set forth in the Code, by the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

8. EXERCISE OF OPTION. Unless a Participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period or Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. Any other monies left over in a Participant's account after the Exercise Date shall be returned to the Participant. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall have the shares purchased upon the exercise of the option listed in street name with a brokerage company of the Company's choice (the "Broker of Deposit").

10.      WITHDRAWAL; TERMINATION OF EMPLOYMENT.

         (a) A Participant may withdraw all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to the 15th day before the end of an Offering Period by giving written notice to the Company in the form of Exhibit B to this Plan. All of the Participant's payroll deductions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal without interest and such Participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement. A Participant may not make a partial withdrawal of payroll deductions.

         (b) Upon a Participant's ceasing to be an Employee (as defined in Section 2(g) hereof), for any reason, including by virtue of him or her having failed to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a Participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's account during the Offering Period but not yet used to exercise the option will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such Participant's option will be automatically terminated.

11. INTEREST. No interest shall accrue on the payroll deductions of a Participant in the Plan.

12.      STOCK.

         (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 4,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

         (b) The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

         (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse as specified in the Participant's subscription agreement.

13.      ADMINISTRATION.

         (a) Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

                  (1) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

                  (2) If a committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the committee.

         (b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee whose members are not "non-employee directors" as that term is used in Rule 16b-3.

14.      DESIGNATION OF BENEFICIARY.

         (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

         (b) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16. USE OF FUNDS. The Company may use all payroll deductions received or held by the Company under the Plan for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. REPORTS. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

         (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

         (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period or Extended Offering Period(s) then in progress by setting a new Exercise Date (the "New Exercise Date") or to cancel each outstanding right to purchase and refund all sums collected from Participants during the Offering Period(s) or Extended Offering Period(s) then in progress. If the Board shortens the Offering Period(s) or Extended Offering Period(s) then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period(s) or Extended Offering Period(s) as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock upon the sale of assets or merger.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.      AMENDMENT OR TERMINATION.

         (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

         (b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, Extended Offering Periods or Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, Extended Offering Period or Purchase Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. TERM OF PLAN. The Plan shall become effective on February 1, 2002 following its adoption by the Board and its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

23. ADDITIONAL RESTRICTIONS OF RULE 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24. AUTOMATIC TRANSFER TO LOW PRICE EXTENDED OFFERING PERIOD. To the extent permitted by Rule 16b-3 of the Exchange Act, if the Fair Market Value of the Common Stock on any Exercise Date in an Extended

Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Extended Offering Period, then all Participants in such Extended Offering Period shall be automatically withdrawn from such Extended Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Extended Offering Period as of the first day thereof.

                                   APPENDIX C

                              PROPOSED TAX OPINION

DRAFT OF PROPOSED TAX OPINION
12-27-01


Gartner Inc.
56 Top Gallant Road
Stamford, Connecticut  06904

         You have requested our opinion regarding certain federal income tax consequences of the anticipated merger of _____________, a wholly-owned subsidiary of Gartner, Inc., a Delaware corporation formerly named Gartner Group, Inc. ("Gartner"), with and into Gartner, with Gartner surviving, in which all of Gartner's outstanding Class B common stock will be converted into Class A common stock on a one share for one share basis (the "Recapitalization"). [verify corporate mechanics]

         In formulating our opinion, we have examined such documents as we have deemed appropriate, including:

         1. [the documents necessary to effect the Recapitalization] (the "Recapitalization Documents").

         2. Gartner's Proxy Statement dated ________, 200_ (the "Recapitalization Proxy Statement").

         3.       Gartner's Proxy Statement dated June 18, 1999.

         4. Distribution Agreement Between IMS Health Incorporated ("IMS Health") and Gartner dated June 17, 1999.

         5. IMS Health's request (the "Initial Ruling Request") to the Internal Revenue Service ("IRS") for a private letter ruling dated December 3, 1998, and supplemental information letter dated March 12, 1999, in which IMS Health requests a ruling that it's proposed distribution of certain Gartner stock to IMS Health's stockholders will be treated as a tax-free spinoff.

         6. The private letter ruling issued by the IRS to IMS Health dated April 14, 1999 (the "Initial 1999 Ruling").

         7. IMS Health's supplemental ruling requests with respect to the 1999 Ruling dated May 10, 1999 and August 23, 1999 (together with the Initial Ruling Request, the "1999 Ruling Requests"), and the supplemental private letter rulings issued by the IRS to IMS Health dated July 15, 1999 and November 23, 1999 (together with the Initial 1999 Ruling, the "1999 Rulings").

         8. Gartner's Forms 10-K, as amended, as filed with the SEC for calendar years 1998, 1999 and 2000.

         9. Gartner's Forms 10-Q, as amended, as filed with the SEC for all quarters during calendar years from and including 1999 to the present.

         10. IMS Health's Forms 10-K, as amended, as filed with the SEC for calendar years 1998 and 1999.

         11. IMS Health's Forms 10-Q, as amended, as filed with the SEC for all quarters during calendar year 1999.

         12. Gartner's and IMS Health's joint request to the IRS for a private letter ruling regarding certain tax consequences of the Recapitalization, dated August 20, 2001, and related supplemental information letters (the "2001 Ruling Request").

         13.      [Other?]

In addition, we have obtained such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of Gartner. You have confirmed to us that we may assume the following facts to be true:

         1. On July 16, 1999, Gartner recapitalized in a transaction in which its largest stockholder, IMS Health, exchanged most of its Gartner Class A common stock for a newly created Gartner Class B common stock. IMS Health then distributed the Class B common stock to its public stockholders (the "1999 Spinoff").

         2. Gartner's Class A and Class B common stock are identical except as to voting rights. The holders of the Class B are entitled to elect 80% of Gartner's directors. There has been no change in the relative rights and preferences of the holders of the two classes of stock since the Class B was created in 1999.

         3. To obtain the 1999 Rulings, IMS Health represented to the IRS that:
"There is no plan, intention, or formal or informal understanding to change the capital structure of [Gartner] to eliminate the two-tiered voting structure of the Class A and Class B Shares of [Gartner] established in the [pre-spinoff recapitalization]" (the "1999 Representation"). The IRS relied on this representation being true when it issued the 1999 Rulings.

         4. Gartner filed the 2001 Ruling Request to ask the IRS to issue a private letter ruling holding that the Recapitalization would not adversely affect the 1999 Rulings and that after the Recapitalization the 1999 Rulings would remain in full force and effect. Gartner based its request on the fact that circumstances have changed since the 1999 Spinoff, and although it had no plan or intention in 1999 to engage in a transaction like the Recapitalization, the changed circumstances create compelling business reasons for the Recapitalization that Gartner did not anticipate in 1999. The IRS exercised its discretion to refuse to rule in cases where the issue is inherently factual, where requested factual information has not been provided to the satisfaction of the IRS, or where refusing is in the interest of sound tax administration.

         5. The Recapitalization is subject to the approval of a majority of the voting power of the outstanding shares of the Class A and Class B common stock voting together as one class and by a majority of the outstanding shares of Class B common stock voting as a separate class.

         6. All of the representations and statements of fact made to the IRS in the 2001 Ruling Request were true when made and will be true when the Recapitalization is consummated.

         7. All of the representations and statements of fact made to the IRS in the 1999 Ruling Requests and in connection with obtaining the 1999 Rulings were true when made and when the 1999 Spinoff was consummated.

         8. The 1999 Representation was true when made and when the 1999 Spinoff was consummated. During the time the 1999 Spinoff and the creation of the Gartner Class B common stock were being planned, up through the date the Class B common stock was initially issued and the 1999 Spinoff was consummated, there were no understandings, arrangements, agreements or negotiations between any Gartner employee or representative and any other party regarding any post-1999 Spinoff change to the capital structure of Gartner to eliminate the two-tiered voting structure of the Class A and Class B common stock of Gartner. There is no evidence that could be produced which indicates that when the Class B common stock was initially issued and the 1999 Spinoff was consummated there was a formal or informal plan, intention, understanding, arrangement, agreement or negotiations to change the capital structure of Gartner to eliminate the two-tiered voting structure of the Class A and Class B common stock of Gartner, including (a) any formal or informal document or other writing, paper or electronic, and (b) any truthful statement that could be made by any present or former employee or representative of Gartner or IMS Health or any of the lawyers, accountants, investment bankers or other parties, and their respective employees and representatives, who were involved in the issuance of the Class B common stock and the 1999 Spinoff.

         Our opinion set forth below assumes (1) the accuracy at the effective time of the Recapitalization of the statements and facts concerning the Recapitalization set forth in the Recapitalization Documents (including, without limitation, the exhibits thereto) and the Recapitalization Proxy Statement, (2) the consummation of the Recapitalization in the manner contemplated by, and in accordance with the terms set forth in, the Recapitalization Documents and the Recapitalization Proxy Statement, [(3) the accuracy at the effective time of the Recapitalization of the representations to be made by Gartner that are set forth in the form of Officer's Certificate of Gartner included in ______________ [if any]], and (4) the absence of change in the relevant provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law.

         Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above, we are of the opinion that for federal income tax purposes:

         1. In the Recapitalization, (a) the stockholders of Gartner will not recognize taxable gain or loss upon the conversion of their shares of Class B common stock into shares of Class A common stock, (b) each stockholder's aggregate tax basis of the converted shares will be the same as the aggregate tax basis of the shares of Class B common stock converted, (c) each stockholder's holding period for the converted shares will include the holding period of the shares of Class B common stock converted, and (d) Gartner will not recognize taxable gain or loss.

         2. The Recapitalization will not adversely affect the tax rulings contained in the 1999 Rulings.

         3. If the IRS retroactively revokes the 1999 Rulings because Gartner consummates the Recapitalization, then the IRS will have impermissibly abused its discretion to revoke private letter rulings.

We express no opinion concerning any tax consequences of the Recapitalization, or concerning the 1999 Rulings, other than those specifically set forth herein.

         Our opinion is based on the provisions of the Internal Revenue Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, all of which as they exist as of the date of this opinion, and any of which may be changed either (i) between the date of this opinion and the effective date of the Recapitalization or (ii) after the effective date of the Recapitalization but with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Recapitalization, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may adversely affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any change or inaccuracy that may occur or come to our attention.

         This opinion has been delivered to you for the purpose of inclusion as an exhibit to ____________. This opinion may not be distributed or otherwise made available to any other person or entity without prior written consent; however, we consent to the filing of this opinion as an exhibit to ____________ and to the references to Hughes & Luce, L.L.P. in the _________________ under the captions "_________________," "__________________," "________________," and
"Legal Opinions."

                                                 Very truly yours,